                                                                   EXHIBIT 10.39

                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                            PROFITSOURCE CORPORATION

                                     "BUYER"



                              FFR HOLDING CO., INC.

                                    "COMPANY"



                                       AND



                          THE STOCKHOLDERS NAMED HEREIN

                                 "STOCKHOLDERS"







                                NOVEMBER 20, 1998

                                TABLE OF CONTENTS

1. Sale and Purchase.......................................................................   1

        1.1    Agreements to Sell and Purchase.............................................   1
        1.2    Closing.....................................................................   1
        1.3    Purchase Price..............................................................   2
        1.4    Certificates for Shares.....................................................   2

2. Representations and Warranties of the Company and the Stockholders......................   2

        2.1    Organization and Good Standing..............................................   3
        2.2    Ownership of Capital Stock..................................................   3
        2.3    Authorization of Agreement..................................................   5
        2.4    Title to Assets.............................................................   5
        2.5    Financial Condition and Accounting..........................................   6
        2.6    Certain Property of the Company.............................................   7
        2.7    Year 2000 Compliance........................................................   9
        2.8    No Conflict or Violation....................................................  10
        2.9    Consents....................................................................  10
        2.10   Labor and Employment Matters................................................  11
        2.11   Employee Plans..............................................................  11
        2.12   Litigation..................................................................  14
        2.13   Certain Agreements..........................................................  14
        2.14   Compliance with Applicable Law..............................................  15
        2.15   Licenses....................................................................  16
        2.16   Accounts Receivable.........................................................  17
        2.17   Intercompany and Affiliate Transactions; Insider Interests..................  17
        2.18   Insurance...................................................................  18

        2.19   Customers...................................................................  18
        2.20   No Undisclosed Liabilities..................................................  18
        2.21   Taxes.......................................................................  19
        2.22   Indebtedness................................................................  21
        2.23   Environmental Matters.......................................................  21
        2.24   Securities Matters..........................................................  22
        2.25   Buyer and the Consolidation Transactions....................................  23
        2.26   Minute Books and Stock Records..............................................  24
        2.27   Banks.......................................................................  24
        2.28   Powers of Attorneys and Suretyships.........................................  24
        2.29   Brokers.....................................................................  25
        2.30   Summary of Certain Considerations...........................................  25
        2.31   Accuracy of Information.....................................................  25

3. Representations and Warranties of Buyer.................................................. 25

        3.1    Organization and Corporate Authority........................................  25
        3.2    No Conflict or Violation....................................................  25
        3.3    Capitalization..............................................................  26
        3.4    Litigation..................................................................  26
        3.5    Buyer's Operations and Financial Condition..................................  26
        3.6    Accuracy of Information.....................................................  26

4. Certain Understandings and Agreements of the Parties....................................  27

        4.1    Access......................................................................  27
        4.2    Confidentiality.............................................................  27
        4.3    Certain Changes and Conduct of Business.....................................  28
        4.4    Restrictive Covenants.......................................................  30

        4.5    Securities Restrictions.....................................................  33
        4.6    Registration................................................................  34
        4.7    Cooperation in Litigation...................................................  36
        4.8    Tax Matters.................................................................  36
        4.9    Stockholder Representative..................................................  39
        4.10   Consolidation Transactions..................................................  40
        4.11   Supplemental Disclosure.....................................................  40
        4.12   HSR.........................................................................  40
        4.13   Competing Proposals.........................................................  41
        4.14   Bonus Plan..................................................................  41
        4.15   Best Efforts................................................................  41
        4.16   Further Assurances..........................................................  41
        4.17   Notice of Breach............................................................  42
        4.18   Put Right...................................................................  42

5. Survival; Indemnification...............................................................  43

        5.1    Survival....................................................................  43
        5.2    Indemnification by the Stockholders.........................................  43
        5.3    Indemnification by Buyer....................................................  44
        5.4    Indemnification Procedure...................................................  45
        5.5    Payment.....................................................................  46
        5.6    Limitations.................................................................  46

6. Conditions to Closing...................................................................  47

        6.1    Conditions to Obligations of Each Party.....................................  47
        6.2    Conditions to Obligations of Buyer..........................................  48
        6.3    Conditions to Obligations of the Stockholders...............................  51

7. Miscellaneous...........................................................................  52

        7.1    Termination.................................................................  52
        7.2    Notices.....................................................................  53
        7.3    Assignability and Parties in Interest.......................................  54
        7.4    Governing Law...............................................................  54
        7.5    Counterparts................................................................  54
        7.6    Publicity...................................................................  54
        7.7    Complete Agreement..........................................................  54
        7.8    Modifications, Amendments and Waivers.......................................  55
        7.9    Headings; References........................................................  55
        7.10   Severability................................................................  55
        7.11   Investigation...............................................................  55
        7.12   Expenses of Transactions....................................................  55
        7.13   Arbitration.................................................................  56
        7.14   Submission to Jurisdiction..................................................  58
        7.15   Attorneys' Fees.............................................................  58
        7.16   Enforcement of the Agreement................................................  59

EXHIBITS

A.      Form of Accredited Investor Questionnaire
B.      Summary of Certain Considerations
C.      Form of Stockholder Agreement
C-1     Form of Stock Power
D.      Form of Voting Agreement
E.      Form of Opinion of Counsel to the Company and the Stockholders
F.      Form of Opinion of Counsel to the Buyer
G.      Form of Officer's Certificate

SCHEDULES

1.3               Purchase Price
2                 Disclosure Schedule
2.1(a)            Qualifications to do Business
2.1(b)(i)         Certificate of Incorporation
2.1(b)(ii)        Form of Certificate of Amendment of the Certificate of Incorporation
2.2(e)            Q and E Plan Shareholders
2.2(g)            Subsidiaries
2.5(a)            Financial Statements
2.5(b)            Certain Changes
2.6(a)            Real Property
2.6(b)            Personal Property
2.6(c)            Proprietary Rights
2.9               Consents
2.10(a)(i)        Employees
2.10(a)(ii)       Employment Agreements
2.11              Employee Plans
2.13              Contracts
2.15              Licenses
2.16              Accounts Receivable
2.18              Insurance
2.19              Customers
2.21(b)           Tax Returns
2.21(j)           351 Information
2.22              Indebtedness
2.27              Banks
2.29              Brokers
3.4               Buyer Litigation
3.5               Buyer Liabilities
4.3(a)(i)         Contracts in the Ordinary Course of Business
4.3(a)(xii)       Stockholder Distributions
4.6               Maximum IPO Shares
6.2               Employees Signing Employment Agreements

                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 20, 1998 by and among FFR Holding Co., Inc., a Delaware corporation (the "Company"), the stockholders (and the beneficial owners) of the Company listed on the signature pages hereof (each such individual a "STOCKHOLDER," and collectively, the "STOCKHOLDERS"), George W. Imhoff ("IMHOFF"), acting for and on behalf of the Stockholders as their representative pursuant to Section 4.9 (the "STOCKHOLDER REPRESENTATIVE"), and ProfitSource Corporation, a Delaware corporation ("BUYER").

               A. The Company and its Subsidiaries (as hereinafter defined) are engaged in the business of distributing products of various insurance carriers and financial institutions through principals located throughout the United States who contract to use the Company's products and services (the "BUSINESS").

               B. Each Stockholder owns the number of the issued and outstanding shares of common stock of the Company (collectively, the "SELLER SHARES") and the Series A Preferred Stock (as hereinafter defined) set forth opposite such Stockholder's name in part (b) of Schedule 1.3.

               C. The Stockholders desire to sell to Buyer, and Buyer desires to purchase from the Stockholders all their respective Seller Shares on the terms and conditions set forth in this Agreement, while the outstanding Series A Preferred Stock will be retained by the holders thereof.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                SALE AND PURCHASE.



        1.1               Agreements to Sell and Purchase.

        On the Closing Date (as hereinafter defined) each Stockholder shall sell to Buyer, and Buyer shall purchase from each Stockholder, the number of Seller Shares set forth opposite such Stockholder's name in part (b) of Schedule 1.3, for the purchase price set forth in part (b) of Section 1.3.

        1.2               Closing.

The closing of the sale and purchase of the Seller Shares (the "CLOSING") will take place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California, on a date to be selected by Buyer after all the conditions set forth in Article 6 have either been satisfied or, in the case of conditions not satisfied, waived in writing by the party entitled to the benefit of such conditions (the "CLOSING DATE"). Prior to the Closing Date, Buyer shall provide written notice (the "CLOSING NOTICE") to the Company and the Stockholder Representative informing the Company and the Stockholders of the anticipated Closing Date. At the Closing, the Stockholder Representative shall deliver to Buyer or its designees stock certificates, duly endorsed in blank (or accompanied by duly executed stock powers), representing the Seller Shares being sold by the Stockholders and each other instrument of transfer Buyer may reasonably request to vest effectively in Buyer good and valid title to the Seller Shares, free and clear of any liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person or entity, together with any taxes, direct or indirect, attributable to such transfer of the Seller Shares, and Buyer shall thereupon pay to each Stockholder the Purchase Price described in part (b) of Section 1.3 for such Stockholder's Seller Shares.

        1.3               Purchase Price.

        The consideration to be paid by Buyer for each Stockholder's respective Seller Shares is described in part (b) of Schedule 1.3 (collectively, the "PURCHASE PRICE").

        1.4               Certificates for Shares.

        In order to facilitate replacement of certificates for the shares of Series A Common Stock of Buyer constituting part of the Purchase Price (the "SHARES") upon an IPO (as defined herein) with the transfer agent's form of certificate, and to facilitate enforcement of the Stockholder Agreement (as defined herein), Buyer will keep custody of the certificates representing the Shares until the IPO and until the Shares are no longer subject to the Stockholder Agreement, and recipients of Shares will execute and deliver blank stock powers as described in Section 6.2(d)(i). This custody arrangement will not affect the rights as a stockholder of any permitted recipient of Shares.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

        Each representation and warranty contained in this Article 2 is qualified by the disclosures made in the disclosure schedule attached hereto as
Schedule 2 (the "DISCLOSURE SCHEDULE"). This Article 2 and the Disclosure Schedule shall be read together as an integrated provision. The Company and Stockholders (i) Erik R. Watts ("WATTS"), (ii) Imhoff, (iii) Walter C. Duemer and Joan Harriet Duemer, trustees under Trust Agreement dated January 10, 1994 (Walter C. Duemer and Joan Harriet Duemer, settlors), (iv) Joan Harriet Duemer, trustee under the Trust Agreement dated January 10, 1994 (Walter C. Duemer, settlor), and (v) Walter C. Duemer ("W. DUEMER") and Joan Harriet Duemer ("J. DUEMER") (collectively the "DUEMERS") as beneficial owners of (x) both such trusts, (y) the Walter C. Duemer Roth IRA (the "W. DUEMER IRA") (Community Trust Company, successor in interest to Pennsylvania Fiduciary and Estate Services, Inc. ("COMMUNITY

TRUST"), Custodian) and (z) the Joan H. Duemer Spousal Roth IRA (the "J. DUEMER IRA") (Community Trust, Custodian) (collectively, the "MAJORITY STOCKHOLDERS"), jointly and severally, represent and warrant to Buyer as follows in this Article 2 and each of the Stockholders other than the Majority Stockholders and Community Trust (collectively, the "MINORITY STOCKHOLDERS") severally represents and warrants to Buyer with regard to themselves and their ownership of Seller Shares as set forth in Sections 2.2(b) & (c), 2.3, 2.21(j), 2.24, 2.25, 2.29 and
2.30:

        2.1               Organization and Good Standing.



        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on the Business as it is now and has since its organization been conducted and as proposed to be conducted, and to own, lease or operate its assets and properties. The Company and its Subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the character of the properties owned or leased by them or the nature of the business conducted by them makes such qualification necessary, except where failure to be so qualified would not have a material adverse effect on the Business or the Company's or any Subsidiary's assets or financial condition (a "MATERIAL ADVERSE EFFECT"). Schedule 2.1(a) lists all of the jurisdictions in which the Company and each Subsidiary is qualified to do business.

        (b) Complete and accurate copies of the charter documents and bylaws, if applicable, and articles of organization and operating agreements, if applicable, of the Company and each Subsidiary, with all amendments thereto to the date hereof, have been furnished to Buyer or its representatives. Schedule 2.1(b)(i) sets forth the Certificate of Incorporation for the Company (the "CERTIFICATE") as amended and in effect on the date hereof. Schedule 2.1(b)(ii) sets forth the form of Certificate of Amendment of the Certificate of Incorporation to be filed by the Company concurrently with the Closing ("CERTIFICATE OF AMENDMENT"). All amendments to the Certificate have been duly adopted in accordance with the General Corporation Law of the State of Delaware. The Company gave notice of the Amendments in accordance with the General Corporation Law of the State of Delaware.

        2.2               Ownership of Capital Stock.



        (a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock of the Company, $0.001 par value per share, and 2,000,000 shares of preferred stock, $0.001 par value per share, of which 1,500,000 shares are designated Series A Preferred Stock (the "SERIES A PREFERRED STOCK"). 44,395,612 shares of common stock are issued and outstanding on the date hereof, of which 37,626,042 are unvested shares issued pursuant to the Company's 1998 Qualified Stock Purchase Plan (the "Q PLAN") or issued pursuant to the Company's 1998 Equity Stock Purchase Plan (the "E PLAN"). 1,470,895 shares of Series A Preferred Stock are issued and outstanding. There is no other issued and outstanding capital stock of the Company.

        (b) The Seller Shares and the Series A Preferred Stock are validly issued and outstanding, fully paid and non-assessable. The Seller Shares and the Series A Preferred Stock owned by each Stockholder and the Q Shares and E Shares (as defined below) outstanding as of immediately after the Closing owned by each holder thereof are set forth in part (b) of Schedule 1.3. Except as set forth in
Schedule 1.3 and Schedule 2.2(e), neither the Stockholders nor the Company has granted, issued or agreed to grant or issue any other equity interests in the Company and there are no outstanding options, warrants, subscription rights, securities that are convertible into or exchangeable for, or any other commitments of any character relating to, any equity interests of the Company.

        (c) (i) Each of the Stockholders, except W. Duemer and J. Duemer, has good and valid title to, and sole record and beneficial ownership of, the Seller Shares and the Series A Preferred Stock indicated in part (b) of Schedule 1.3 as owned by such Stockholder, free and clear of any claims, liens, pledges, options, security interests, trusts encumbrances or other rights or interests of any person or entity and each Stockholder has the absolute and unrestricted right, power and authority and capacity to enter into this Agreement.

               (ii) W. Duemer and J. Duemer are the beneficial owners of the Seller Shares indicated in part (b) of Schedule 1.3 owned by the W. Duemer IRA and the J. Duemer IRA (individually the "IRA" and collectively the "IRAS") and, as such, have the sole power to authorize and instruct Community Trust to sell or otherwise transfer such Seller Shares pursuant to this Agreement and to dispose of any other securities held in any IRA and to direct the exercise of or obtain a proxy right to exercise any voting rights related to any securities held in any IRA.

        (d) All dividends, distributions and securities repurchases made or to be made by the Company with respect to its equity interests have complied or will as of the Closing comply with applicable law.

        (e) Schedule 2.2(e) lists all purchasers of the Company's common stock issued pursuant to the Q Plan (the "Q SHARES") or issued pursuant to the E Plan (the "E SHARES") together with the number of Q Shares and E Shares owned by each as of the date hereof, the number of Q Shares and E Shares being repurchased by the Company immediately prior to the Closing and the number of Q Shares and E Shares, if any, remaining held by each of the immediately after the Closing.

        (f) All offers and sales of capital stock of the Company prior to the date hereof were exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and were registered or qualified under or exempt from all applicable state securities laws, and all repurchases by the Company of Q Shares and E Shares will comply with applicable law and regulations.

        (g) Schedule 2.2(g) sets forth all equity interests in any entity the Company owns, directly or indirectly, either of record or beneficially (each such entity a "SUBSIDIARY" and collectively the "SUBSIDIARIES") and neither the Company nor any Subsidiary has the right to acquire any equity interest in any entity. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the state in which it is incorporated or formed, with full power and authority to carry on its business as it is now and has since its organization been conducted and as proposed to be conducted, and to own lease or operate its assets or properties. All of the issued and outstanding shares of capital stock or any membership interests of each Subsidiary are validly issued, fully paid, and nonassessable, and are owned by the Company or a Subsidiary free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person or entity. Neither the Company nor any Subsidiary has granted, issued or agreed to grant or issue any other equity interests in any Subsidiary and there are no outstanding options, warrants, subscription rights, securities that are convertible into or exchangeable for, or any other commitments of any character relating to, any equity interests of any Subsidiary.

        2.3               Authorization of Agreement.

        The Company and the Stockholders have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by the parties hereto in connection herewith (together with all other documents to be delivered in connection herewith or therewith, collectively the "TRANSACTION DOCUMENTS") have (except for Transaction Documents to be executed and delivered solely by Buyer) been duly and validly approved and no other proceedings are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents to be delivered by the Company or any Stockholder have been (or upon execution will have been) duly executed and delivered by the Company and each Stockholder or the Stockholder Representative, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of the Company and each Stockholder, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "BANKRUPTCY EXCEPTION").

        2.4               Title to Assets.

The Company and each Subsidiary are the lawful owners of each of their assets, whether real, personal, mixed, tangible or intangible. All of the assets of the Company and any Subsidiaries assets are sufficient and adequate to conduct the Business as presently conducted; and are free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind except any of the following: (i) purchase money security interests in specific items of equipment each having a value not in excess of $5,000; (ii) Personal Property leased pursuant to Personal Property Leases;
(iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Buyer; (v) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vi) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase. There are no outstanding agreements, options or commitments of any nature obligating the Company, any Subsidiary or any Stockholder to transfer any of the assets of the Company or any Subsidiary or rights or interests therein to any party.

        2.5               Financial Condition and Accounting.



        (a) Financial Statements. Schedule 2.5(a) sets forth the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995, December 31, 1996 and December 31, 1997 and the related consolidated statements of income and cash flow for the fiscal years then ended (the "YEAR-END FINANCIAL STATEMENTS"), and the consolidated balance sheet, and the related consolidated statements of income and cash flow of the Company and each Subsidiary for the nine-month period ended September 30, 1998 or the most recent interim date available (the "INTERIM FINANCIAL STATEMENTS," and with the Year-End Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements (i) were prepared in accordance with the books and records of the Company and the Subsidiaries; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied; (iii) fairly present the financial condition and the results of the operations of the Company and the Subsidiaries as at the relevant dates thereof and for the periods covered thereby; (iv) to the extent required by GAAP, contain and reflect all necessary adjustments and accruals for a fair presentation of the financial condition and the results of the operations of the Company and the Subsidiaries for the periods covered by the Financial Statements (except that the Interim Financial Statements are subject to year-end adjustments, the net effect of which will not represent a Material Adverse Change); (v) to the extent required by GAAP, contain and reflect adequate provisions for all reasonably anticipated liabilities, including without limitation, for all taxes, federal, state, local or foreign, with respect to the period then ended and all prior periods; and
(vi) do not contain any items of a special or nonrecurring nature, except as expressly stated therein. The Interim Financial Statements accurately reflect all information normally reported to the independent public accountants of the Company and the Subsidiaries for the preparation of their financial statements. There have been no changes or modifications of revenue recognition, cost allocation practices or method of, accounting or other financial or operational practices or principles except for any such change required by reason of a concurrent change in GAAP during the periods covered by the Financial Statements.

        (b) Absence of Certain Changes. Other than as set forth in Schedule 2.5(b), since December 31, 1997 there has not been any Material Adverse Change, or any event, action, or circumstance of the kind described in Section 4.3(a). For purposes of this Agreement, a "MATERIAL ADVERSE CHANGE" means any event, circumstance, condition, development or occurrence causing, resulting in, having, or that could reasonably be expected to have, a Material Adverse Effect.

        2.6               Certain Property of the Company.



        (a) Real Property. Neither the Company nor any Subsidiary has ever owned nor currently owns any real property. Schedule 2.6(a) lists all real properties leased by the Company and each Subsidiary, including a brief description of the operating facilities located thereon, the annual rent payable thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof.

               (i) The Company or its Subsidiaries have a valid leasehold in the real properties shown in Schedule 2.6(a) under written leases (each lease being referred to herein as a "REAL PROPERTY LEASE," and collectively the "REAL PROPERTY LEASES") and to the knowledge of the Company or any Majority Stockholder, each Real Property Lease is a valid and binding obligation of each of the other parties thereto, except as enforceability may be limited by the Bankruptcy Exception.

               (ii) The Company or its Subsidiaries are not, and none of the Company, any Subsidiary, nor any Majority Stockholder has any knowledge that any other party to any Real Property Lease is, in default with respect to any material term or condition thereof, and no event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company or any Subsidiary.

               (iii) To the knowledge of the Company or any Majority Stockholder all of the buildings, fixtures and other improvements to which the Real Property Leases relate are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

        (b) Personal Property. Schedule 2.6(b) lists all vehicles, furniture, fixtures, equipment and other items of tangible personal property owned or leased by the Company and the Subsidiaries (the "PERSONAL PROPERTY"). All items of Personal Property are in good operating condition and repair sufficient to enable the Company to operate the Business as presently conducted. The Company and its Subsidiaries hold valid leases in all of the Personal Property leased by them, and none of such Personal Property is subject to any sublease, license or other agreement granting to any person any right to use such property (each such lease, sublease, license or other agreement, a "PERSONAL PROPERTY LEASE," and collectively the "PERSONAL PROPERTY LEASES"). Schedule 2.6(b) provides a description and the location of each item of Personal Property, accurately identifies such Personal Property as owned or leased, and lists each Personal Property Lease. Neither the Company nor its Subsidiaries are in material breach of or default, and no event has occurred which, with due notice or lapse of time or both, may constitute such a material breach or default, under any Personal Property Lease.

        (c)    Proprietary Rights.

               (i) Schedule 2.6(c) lists all Proprietary Rights (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or otherwise used by the Company or any Subsidiary that are material to the Business. For purposes of this Agreement "PROPRIETARY RIGHTS" means trademarks and service marks (registered or unregistered), trade dress, trade names including, without limitation, the names First Financial Resources(R), Global Brain(R) and Megaflex(R) and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith, as well as the following: (i) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula, methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data), and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof;
(ii) trade secrets, know-how, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iii) copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (iv) licenses, including, without limitation, software licenses, immunities, covenants not to sue and the like relating to any of the foregoing;
(v) Internet Web sites, domain names and registrations or applications for registration thereof; (vi) customer lists; (vii) books and records describing or used in connection with any of the foregoing; and (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

               (ii) All of the Proprietary Rights that are material to the Business are owned by the Company or its Subsidiaries free and clear of any and all liens, security interests, claims, charges and encumbrances or are used by the Company or its Subsidiaries pursuant to a valid and enforceable license granting rights sufficiently broad to permit the historical and anticipated uses of the Proprietary Rights in connection with the conduct of the Business in the manner presently conducted and to convey such right and authority to Buyer.

               (iii) Schedule 2.6(c) lists any licenses, sublicenses or other agreements pursuant to which the Company or any Subsidiary grants a license to any person to use the Proprietary Rights or is a licensee of any of the Proprietary Rights.

               (iv) The grants, registrations and applications included in or applicable to the Proprietary Rights listed on Schedule 2.6(c) have not lapsed, expired or been abandoned and no application or registration thereof is the subject of any proceeding before any court, arbitrator, federal, state, local or foreign government agency, regulatory body, or other governmental authority (each a "GOVERNMENTAL ENTITY," and collectively "GOVERNMENTAL ENTITIES") with authority to bind the Company or any Subsidiary. There have not been any actions or other judicial or adversary proceedings involving the Company or any Subsidiary concerning any of the Proprietary Rights, nor to the knowledge of the Company or any Majority Stockholder, is any such action or proceeding threatened.

               (v) The conduct of the Business does not conflict with valid patents, trademarks, trade secrets, trade names or other intellectual property rights of others. To the knowledge of the Company or any Majority Stockholder, there are no conflicts with or infringements of any of the Proprietary Rights by any third party.

               (vi) Either the Company or a Subsidiary is the sole owner of its trade secrets, including, without limitation, customer lists, formulas, inventions, processes, know-how, computer programs and routines associated, developed or used in connection with the Business (the "TRADE SECRETS"), free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, and has taken all reasonable security measures to protect the secrecy, confidentiality, and value of the Trade Secrets. Any of the employees of the Company and its Subsidiaries and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Trade Secrets, or who have knowledge of or access to information relating to them, have been put on notice and have entered into agreements that the Trade Secrets are proprietary to the Company or a Subsidiary and not to be divulged or misused.

               (vii) All the Trade Secrets are presently valid and protectible and are not part of the public knowledge or literature; and have not been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of the Company, any Subsidiary or the Business.

               (viii) The Company and its Subsidiaries have taken all commercially reasonable precautions necessary to ensure that all Proprietary Rights have been properly protected and have been kept secret.

        2.7               Year 2000 Compliance.

        All date-related output, calculations or results before, during or after the calendar year 2000 that are produced or used by any hardware, software (other than software that is generally available upon payment of a "shrink-wrap" type license and that has not been customized for use in connection with the Business), firmware or facilities systems (the "COMPUTER SYSTEMS") owned or used by the Company or any Subsidiary and material to the Business are Year 2000 Compliant. For purposes of this Section, "YEAR 2000 COMPLIANT" means:

        (a) all dates receivable by the Computer Systems, as well as calculations, output and results will (i) include a consistent-length century indicator of at least two base ten digits, and (ii) have date elements in interfaces and data storage that will permit specifying the century to eliminate date ambiguity;

        (b) when any date data is represented without a century, either in an interface or in data storage, the correct century will be unambiguous for all manipulations involving that data;

        (c) data calculations involving either a single century or multiple centuries will neither (i) cause an abnormal ending or operation, nor (ii) generate incorrect results or results inconsistent with output or results from any other century;

        (d) when sorting by date, all records will be sorted in accurate chronological sequence; and when the date is used as a key, records will be read and written in accurate chronological sequence; and

        (e) leap years will be determined by the following standard: (i) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (ii) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

        2.8               No Conflict or Violation.

        The execution, delivery and performance by the Company and the Stockholders of this Agreement and the other Transaction Documents to be delivered by the Company or any Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of the Company;
(ii) violate in any material respect any provision or requirement of any domestic or foreign, federal, state, or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity or insurance or brokerage industry regulatory body or authority, including without limitation the National Association of Securities Dealers, Inc. (the "NASD") and the insurance commissions of the various states in which the Company and the Subsidiaries do business (collectively the "INSURANCE AND BROKERAGE REGULATORS") applicable to the Company and any Subsidiary or the Business; (iii) violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material obligation, penalty, premium or right of termination to arise or accrue under any Contract (as hereinafter defined); (iv) result in the creation or imposition of any material lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company or any Subsidiary; or (v) result in the cancellation, modification, revocation or suspension of any material license, permit, certificate, franchise, authorization or approval issued or granted by any Governmental Entity (each a "LICENSE," and collectively, the "LICENSES").

        2.9               Consents.

        Schedule 2.9 lists all consents and notices required to be obtained or given by or on behalf of the Company, any Subsidiary or any Majority Stockholder before consummation of the transactions contemplated by this Agreement in compliance with all applicable laws, rules, regulations, or orders of any Governmental Entity the provisions of any material Contract, and all such consents have been duly obtained and are in full force and effect, except where the failure to obtain such consent will not have a Material Adverse Effect.

        2.10              Labor and Employment Matters.

        (a) Schedule 2.10(a)(i) lists all employees of the Company and each Subsidiary, including date of retention, current title and compensation. There is no employment agreement, collective bargaining agreement or other labor agreement to which the Company or any Subsidiary is a party or by which it is bound other than as set forth on Schedule 2.10(a)(ii). The Company and each Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Entities and have withheld and paid to the appropriate Governmental Entities or are holding for payment not yet due to such Governmental Entities, all amounts required to be withheld from employees of the Company or any Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other material labor trouble affecting the Company or any Subsidiary; material labor grievance pending against the Company or any Subsidiary; pending representation question respecting the employees of the Company or any Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company or any Subsidiary is a party. For purposes of this Agreement, "EMPLOYEES" includes employees, independent contractors and other persons filling similar functions.

        (b) Any employees employed by the Company or any Subsidiary are either at-will employees and their employment may be terminated by the Company or the Subsidiary at any time for any reason or no reason without payment, penalty or further obligation on the part of the Company or the Subsidiary or are employees with employment agreements which will be terminated by mutual agreement of the parties thereto concurrently with the Closing without payment, penalty or further obligation on the part of the Company or the Subsidiary. Neither the Company nor any Subsidiary has or will have any severance obligations for termination of engagement of any employees of the Company or any Subsidiary.

        2.11              Employee Plans.



        (a) All accrued obligations of the Company or any Subsidiary, whether arising by operation of law, by contract or past custom, or otherwise, for payments by the Company or any Subsidiary to trusts or other funds or to any Governmental Entity, with respect to unemployment compensation benefits, social security benefits or any other benefits or obligations, with respect to employment of employees through the date hereof have been paid or adequate accruals therefor have been made in the Financial Statements, and adequate accruals for all such obligations will be made through the Closing Date. All reasonably anticipated obligations of the Company or the Subsidiary with respect to employees, whether arising by operation of law, by contract, by past custom, or otherwise, for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company or any Subsidiary prior to the Closing Date or adequate accruals therefor have been made in the Financial Statements, and adequate accruals for all such obligations will be made through the Closing Date.

        (b) Schedule 2.11 lists all bonus, pension, stock option, stock purchase, benefit, welfare, profit-sharing, deferred compensation, retainer, consulting, retirement, welfare, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, whether written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all current or former employees, stockholders, members, officers or directors of the Company, any Subsidiary, and any other entity ("ERISA AFFILIATE") related to the Company or any Subsidiary under Section 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended (the "CODE") (the "EMPLOYEE PLANS"), together with all accrued liabilities under such Employee Plans. With respect to each Employee Plan, the Company has made available to Buyer, to the extent applicable, true and complete copies of (i) all plan documents, (ii) the most recent determination letter received from the Internal Revenue Service (the "IRS"), (iii) the most recent application for determination filed with the IRS, (iv) the latest actuarial valuations, (v) the latest financial statements, (vi) the three (3) most recent Form 5500 Annual Reports, including Schedule A and Schedule B thereto, (vii) all related trust agreements, insurance contracts or other funding arrangements which implement any of such Employee Plans, (viii) all Summary Plan Descriptions and summaries of material modifications and all modifications thereto communicated to employees, and (ix) in the case of stock options or stock appreciation rights issued under any Employee Plan, a list of holders, dates of grant, number of shares, exercise price per share and dates exercisable. None of the Company, any Subsidiary nor any ERISA Affiliate of the Company has any liability or contingent liability with respect to the Employee Plans, nor will any of the Company's or any Subsidiary's assets be subject to any lien, charge or claim relating to the obligations of the Company or any Subsidiary with respect to employees or Employee Plans. No party to any Employee Plan is in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.

        (c) Each of the Employee Plans, and the administration thereof, is and has been in material compliance with the requirements provided by any and all applicable statutes, orders or governmental rules or regulations currently in effect, including, without limitation, the

Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. The Company and its Subsidiaries and each of their ERISA Affiliates has made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law or required to be paid as expenses or benefits under such Employee Plan, and has made adequate provision for reserve to satisfy contributions and payments not yet made because they are not yet due under the terms of such Employee Plan. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is and has always been so qualified, and each trust established in connection with any Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is and has always been so exempt, and either has received a favorable determination letter with respect to such qualified status from the IRS or has filed a request for such determination letter with the IRS within the remedial amendment period. Such determination or qualified status will apply from and after the effective date of any such Employee Plan. No act or omission has occurred since the date of the last favorable determination issued with respect to an Employee Plan which could result in a revocation of the Plan's qualified status.

        (d) None of the Company, any Subsidiary nor any ERISA Affiliate sponsors or has sponsored, maintained, contributed to, incurred an obligation to contribute to or withdrawn from, any Multi-Employer Plan (as defined in Section 4000(a)(3) of ERISA) or any Multiple Employer Plan (as defined in ERISA Sections 4063 or 4064 or Code Section 413), whether or not terminated, for which any withdrawal or partial withdrawal liability has been or could be incurred, whether or not any such liability has been asserted by or on behalf of any such plan.

        (e) Buyer has been provided copies of all manuals, brochures, publications or similar documents of the Company and each Subsidiary regarding office administration, personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees, including, without limitation, all communications to employees concerning such matters, each of which is an accurate description of the terms of such plans or policies. Neither the Company nor any Subsidiary has any affirmative action obligations.

        (f) There are no contracts, agreements, plans or arrangements covering any of the Company's or any Subsidiary's employees with "change of control" or similar provisions. There is no contract, agreement, plan or arrangement covering the Company, any Subsidiary or any employee, that individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. None of the Company, any Subsidiary, nor any of their ERISA Affiliates has incurred any liability under the Worker Adjustment Retraining and Notification Act or any similar state law relating to employment termination in connection with a mass layoff, plant closing or similar event, and the transactions contemplated by this Agreement will not give rise to any such liability.

        (g) No Employee Plan has participated in, engaged in or been a party to any Prohibited Transaction (pursuant to Section 4935 of the Code or Section 406 of ERISA and which is not exempt under Section 4975 of the Code or Section 408 of ERISA) and none of the Company, any Subsidiary, nor any ERISA Affiliate has had asserted against it any claim for any excise tax or penalty imposed under ERISA or the Code with respect to any Employee Plan nor, to the knowledge of the Company or any Majority Stockholder, is there any basis for any such claim. No officer, director or employee of the Company, and Subsidiary or any of their ERISA Affiliates has committed a material breach of any responsibilities or obligations imposed upon fiduciaries by Title I of ERISA with respect to any Employee Plan.

        (h) With respect to any Group Health Plan (as defined in Section 5000(b)(1) of the Code) maintained by the Company, any Subsidiary or any of their ERISA Affiliates, each of the Company, the Subsidiaries and the ERISA Affiliates have complied in all material respects to the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code. Neither the Company nor any Subsidiary is obligated to provide health care or other welfare benefits of any kind to its retired or former employees or their dependents, or to any person not actively employed by it, pursuant to any agreement or understanding.

        2.12              Litigation.

        There are no claims, actions, suits or proceedings of any nature pending or, to the knowledge of the Company or any Majority Stockholder, threatened by or against the Stockholders, the Company, any Subsidiary or the officers, directors, employees, agents of the Company or any Subsidiary, or any of their respective Affiliates involving, affecting or relating to the Business or any assets, properties or operations of the Company or any Subsidiary or the transactions contemplated by this Agreement. None of the Company, any Subsidiary nor any of the Company's or any Subsidiary's assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity. For purposes of this Agreement, "AFFILIATE" shall have the meaning ascribed to such term in Rule 405 under the Securities Act.

        2.13              Certain Agreements.



        (a) Schedule 2.13 lists all material contracts, agreements, instruments, licenses, commitments and other arrangements to which the Company or any Subsidiary is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all material written, or oral, (i) contracts, agreements and commitments not made in the ordinary course of business, (ii) agency and brokerage agreements, (iii) service and other customer contracts, (iv) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit, (v) tax sharing agreements, real property leases or any subleases relating thereto, personal property leases, any material agreement relating to Proprietary Rights (including service agreements relating thereto) and insurance contracts,

(vi) agreements and other arrangements for the sale of any assets, property or rights other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights, (vii) documents granting any power of attorney with respect to the affairs of the Company or any Subsidiary, (viii) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements, (ix) contracts or commitments limiting or restraining the Company or any Subsidiary or any of their employees or Affiliates from engaging or competing in any lines of business or with any person or entity, (x) partnership or joint venture agreements, (xi) stockholder agreements or agreements relating to the issuance of any securities of the Company or any Subsidiary or the granting of any registration rights with respect thereto, and (xii) all amendments, modifications, extensions or renewals of any of the foregoing (each a "CONTRACT," and collectively, the "CONTRACTS").

        (b) Each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception, and is in full force and effect on the date hereof. The Company or its Subsidiaries have performed all material obligations required to be performed by it under, and is not in material default or breach of, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach.

        (c) To the knowledge of the Company or any Majority Stockholder, no other party to any Contract is in material default or breach in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach.

        (d) There are no material disputes with any party to any Contract, and to the knowledge of the Company or any Majority Stockholder, no party to any Contract has credibly threatened to cancel or terminate any such agreement, whether as a result of the transactions contemplated by this Agreement or otherwise.

        (e) The Company has delivered to Buyer or its representatives true and complete originals or copies of all the Contracts and a copy of every Material Notice received by the Company, any Subsidiary or any Stockholder since January 1, 1996, with respect to any of the Contracts. For purposes hereof, "MATERIAL NOTICE" means those notices alleging a material breach of a Contract or intention to terminate or materially modify a Contract, but does not include routine correspondence.

        (f) To the knowledge of the Company or any Majority Stockholder, no party to any Contract has assigned any of its rights or delegated any of its duties under such Contract.

        2.14              Compliance with Applicable Law.



        (a) The operations of the Company and each of its Subsidiaries are, and have been, conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all Governmental Entities having jurisdiction over it and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements relating to the Business except in any case where the failure to so conduct its operations would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any material violation of any such law, regulation, order or other legal requirement, and is not in material default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity or any Insurance and Brokerage Regulator, applicable to the Company, any Subsidiary or any of their assets, properties or operations. To the knowledge of the Company or any Majority Stockholder, there are no proposed changes in any such laws, rules or regulations (other than laws of general applicability) that would adversely affect the transactions contemplated by this Agreement or reasonably be expected to have a Material Adverse Effect.

        (b) The Company and its Subsidiaries are, and have been, in compliance with all laws, regulations, orders and requirements relating to the registration and operation of Benefit Funding Services, LLC as a Broker-Dealer and the related registration and activities of the Company's or its Subsidiaries' employees, including but not limited to all rules, regulations, orders and requirements of the NASD, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Company and its Subsidiaries have not received any notice of any violation of any such law, regulation, order or requirement nor would the transaction contemplated by this Agreement constitute such a violation.

        2.15              Licenses.



        (a) Schedule 2.15 lists all material Licenses issued or granted to the Company or any Subsidiary and all pending applications therefor. The Licenses constitute all material Licenses required, and consents, approvals, authorizations and other requirements prescribed, by any law, rule or regulation which must be obtained or satisfied by the Company or any Subsidiary, in connection with the Business or that are necessary for the execution, delivery and performance by the Company and the Stockholders of this Agreement and the other Transaction Documents. The Licenses are sufficient and adequate in all material respects to permit the continued lawful conduct of the Business in the manner now conducted and the ownership, occupancy and operation of the Company's or any Subsidiaries' properties for its present uses and the execution, delivery and performance of this Agreement. No jurisdiction in which the Company or any Subsidiary is not qualified or licensed as a foreign corporation has demanded or requested in writing that it qualify or become licensed as a foreign corporation. The Company has delivered to Buyer or its representatives true and complete copies of all the material Licenses together with all amendments and modifications thereto.

        (b) Each License has been issued to, and duly obtained and fully paid for by the Company or its Subsidiaries and is valid, in full force and effect, and not subject to any pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect. The Company and its Subsidiaries are not in violation in any material respect of any of the Licenses. The Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof, nor has any application of the Company or any Subsidiary for any License ever been denied.

        2.16              Accounts Receivable.

        Schedule 2.16 lists all accounts receivable of the Company or any Subsidiary (the "ACCOUNTS RECEIVABLE") as of the date set forth thereon, including their aging. Schedule 2.16 will be updated at the Closing Date to reflect all Accounts Receivable as of the Closing Date, including their aging. All Accounts Receivable as of the date set forth on Schedule 2.16 represent, and all Accounts Receivable as of the Closing Date will represent, valid obligations arising from sales actually made or services actually performed in the ordinary course of business that are current and collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with GAAP applied consistently with prior practice) carried (or to be carried) on the books of the Company and reflected in the Financial Statements, and are not subject to any valid counterclaims or set-offs, disputes or contingencies.

        2.17 Intercompany and Affiliate Transactions; Insider Interests.



        (a) There are no material transactions, agreements or arrangements of any kind, direct or indirect, between the Company, any Subsidiary and any director, officer, employee, stockholder, relative or Affiliate of the Company, any Subsidiary, or the Stockholders, including, without limitation, loans, guarantees or pledges to, by or for the Company or any Subsidiary or from, to, by or for any of such persons, that are either (i) currently in effect, or (ii) reflected in the Company's financial results.

        (b) No officer, director or Stockholder of the Company, nor officer, director, manager, stockholder or member of any Subsidiary, or any Affiliate of any such person, now has, or within the last three (3) years had, either directly or indirectly:

               (i) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells, or during such period furnished or sold, services or products to the Company or any Subsidiary, or purchased, or during such period purchased from the Company or any Subsidiary, any goods or services, or otherwise does, or during such period did, business with the Company or any Subsidiary;

               (ii) a beneficial interest in any contract, commitment or agreement to which the Company or any Subsidiary is or was a party or under which it was obligated or bound or to which its properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any Subsidiary and such persons in their capacities as employees, officers, directors or managers of the Company or any Subsidiary; or

               (iii) any rights in or to any of the assets, properties or rights used by the Company or any Subsidiary in the ordinary course of business.

        2.18              Insurance.

        Schedule 2.18 lists all insurance policies of any nature whatsoever maintained by the Company or any Subsidiary at any time during the three (3) years prior to the date of this Agreement and the annual or other premiums payable from the time thereunder. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any Governmental Entity that require or recommend any changes in the conduct of the Business, or any repairs or other work to be done on or with respect to any of the properties or assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received any notice or other communication from any such insurance company within the three (3) years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of such insurance policies, and to the knowledge of the Company or any Majority Stockholder, no such cancellation, amendment or increase of premiums is threatened.

        2.19              Customers.

        Schedule 2.19 lists the ten (10) largest customers of the Company and its Subsidiaries, taken as a whole, together with revenues to the Company and any Subsidiary from each such customer during the most recent complete fiscal year and the current fiscal year to the date hereof, and the scheduled termination dates of their current contracts with the Company or any Subsidiary. None of such customers has given written notice to the Company or any Subsidiary of an intention to terminate or materially impair its business relationship with the Company or any Subsidiary and neither the Company nor any Majority Stockholder has any knowledge of any event that would precipitate the impairment, or termination of, or the failure to renew, or entitle any such customer to terminate, such business relationship.

        2.20              No Undisclosed Liabilities.

Except as and to the extent specifically reflected or reserved against in the Interim Financial Statements and except as incurred in the ordinary course of business since the date of the Interim Financial Statements, neither the Company nor any Subsidiary has material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) and no facts or circumstances exist which, with notice or the passage of time or both, could reasonably be expected to result in any material claims against or obligations or liabilities of the Company or any Subsidiary.

        2.21              Taxes.



        (a) For purposes of this Agreement, the following terms shall have the meanings specified hereinbelow:

        (i) "PRE-ACQUISITION TAX LIABILITY" means a Tax Liability of the Company or any Subsidiary for or with respect to (A) any Pre-Acquisition Taxable Period, or (B) any Straddle Period to the extent allocable to the period ending on the Closing Date.

        (ii) "PRE-ACQUISITION TAXABLE PERIOD" means a taxable period of the Company or any Subsidiary that ends on any day on or before the Closing Date.

        (iii) "STRADDLE PERIOD" means a taxable period of the Company or any Subsidiary that includes but does not end on the Closing Date.

        (iv) "TAX" OR "TAXES" means all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon.

        (v)    "TAX LIABILITIES" means all liabilities for Taxes.

        (vi) "TAX PROCEEDING" means any audit or other examination, or any judicial or administrative proceeding, relating to liability for or refunds or adjustments with respect to Taxes.

               (vii) "TAX RETURN" shall mean all reports and returns required to be filed with respect to Taxes.

        (b) Tax Returns, Tax Payments and Tax Audits. The Company and its Subsidiaries have (i) timely filed or caused to be timely filed all Tax Returns of the Company and its Subsidiaries required to be filed as of the date hereof (after giving effect to any extension of time to file such Tax Returns) and (ii) paid, when due, all Taxes due and payable for the tax periods relating to such Tax Returns (whether or not shown on such Tax Returns). All such previously-filed Tax Returns were complete and accurate in all material respects when filed, and as of the date hereof no additional Tax Liabilities for periods covered by such previously-filed Tax Returns have been assessed on or proposed to the Company or its Subsidiaries. With respect to each such Tax Return,
Schedule 2.21(b) specifies (A) each such Tax Return that (1) is currently being audited by a Tax authority, or (2) as to which the Company or any Subsidiary has received a written and/or oral notice from a Tax authority that such Tax authority intends to commence an audit or examination of such Tax Return, and
(B) each such Tax Return as to which the Company or any Subsidiary has given its consent to waive or extend the applicable statute of limitations for such Tax Return or the assessment of Taxes required to be reported thereon. The Company and its Subsidiaries have either delivered to Buyer or made available for inspection by Buyer or its representatives or agents complete and correct copies of all Tax audit reports and statements of Tax deficiencies with respect to any delinquent Tax assessed against or agreed to by the Company or any Subsidiary for all taxable periods commencing on or after January 1, 1993, for which audit reports or statements of deficiencies have been received by the Company or any Subsidiary.

        (c) Unpaid Taxes. The Pre-Acquisition Tax Liabilities of the Company or any Subsidiary (whether imposed before or after Closing and whether imposed upon filing of a Tax Return or as a result of an audit or examination) which are unpaid as of the close of business on the Closing Date will not exceed the reserves for Tax Liabilities (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as set forth in the account for accrued taxes payable account included in the Interim Financial Statements.

        (d) Tax Sharing Agreements. Neither the Company nor any Subsidiary is a party to any tax-sharing or tax-indemnity agreement or has otherwise assumed by contract or otherwise the Tax Liability of any other person.

        (e) Section 481 Adjustments. Neither the Company nor any Subsidiary has agreed, or is required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

        (f) Foreign Tax Matters. Neither the Company nor any Subsidiary is or has ever been a United States real property holding corporation as defined in
Section 897(c)(2) of the Code.

        (g) No Liens. None of the assets of the Company or any Subsidiary are subject to any liens in respect of Taxes (other than for current Taxes not yet due and payable).

        (h) No Closing Agreements. Neither the Company nor any Subsidiary has executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof, or any similar provision of state Tax law.

        (i) S Corporation Status. Neither the Company nor any Subsidiary has or has ever had in effect for any taxable period an election under Code Section 1362(a), or any predecessor thereto, to be an S corporation or a comparable election under state income tax laws.

        (j) Section 351. It is acknowledged that Buyer, the Company and Stockholders intend that the transfer of the Seller Shares by the Stockholders to Buyer pursuant to this Agreement qualify (i) as a transfer of property to a controlled corporation pursuant to the provisions of Code Section 351 and comparable provisions of applicable state income tax law, and (ii) under Code
Section 351 as part of a transfer by the Stockholders and other persons transferring property to Buyer who collectively will be in control (as defined in Section 368(c) of the Code) of Buyer following such transfers. The information set forth on Schedule 2.21(j) is accurate and may be used by Buyer for tax filing purposes.

        2.22              Indebtedness.

        Schedule 2.22 lists each person or entity that owns any direct or indirect debt interest (other than accounts payable incurred in the ordinary course of the Company's or any Subsidiary's business) in the Company or any Subsidiary (including, without limitation, any indebtedness for borrowed money, whether or not evidenced by a note or other written instrument) and a description of each such debt interest.

        2.23              Environmental Matters.

        Notwithstanding anything to the contrary contained in this Agreement:

        (a) The Company, its Subsidiaries and their operations comply and have at all times complied in all material respects with all applicable laws, regulations and other requirements of Governmental Entities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "ENVIRONMENTAL LAWS") and have obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively "ENVIRONMENTAL PERMITS") required under all Environmental Laws and are in material compliance with all such Environmental Permits.

        (b) Neither the Company nor its Subsidiaries has performed, failed to perform or suffered any act which could reasonably be expected to give rise to, or has otherwise incurred, material liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"), or any other Environmental Laws, nor have they received notice of any such liability or any claim therefor.

        (c) Other than commonly used products in quantities that would not reasonably be expected to present a material risk to health, safety or the environment, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in or otherwise subject to any applicable Environmental Law and collectively referred to herein as "HAZARDOUS MATERIALS") has been released, placed, disposed of or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by the Company or any Subsidiary at any time or any other property in material violation of any Environmental Laws such that the Company could be subject to material liability under any Environmental Laws.

        (d) Neither the Company nor its Subsidiaries has exposed any employee or third party to any Hazardous Materials or conditions that could subject it to any material liability under any Environmental Laws.

        (e) Neither the Company nor its Subsidiaries now own or operate, and has never owned or operated, aboveground or underground storage tanks.

        (f) To the knowledge of the Company or any Majority Stockholder, with respect to any or all of the real properties leased at any time by the Company or any Subsidiary, there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties.

        (g) There are no pending or, to the knowledge of the Company or any Majority Stockholder, threatened administrative, judicial or regulatory proceedings, or, to the knowledge of the Company or any Majority Stockholder, any threatened actions or claims, or any consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to the Company or any Subsidiary, their operations or the real properties leased or owned by the Company or any Subsidiary at any time.

        (h) The Company has delivered to Buyer copies of all written environmental assessments, audits, studies and other environmental reports in its possession or reasonably available to it relating to any of the current or former businesses of the Company or any Subsidiary or their operations.

        2.24              Securities Matters.



        (a) The Stockholders understand that (i) neither the Shares nor any notes issued by Buyer, or the offer and sale thereof, have been registered or qualified under the Securities Act or any state securities or "Blue Sky" laws, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) Buyer's reliance on such exemptions is predicated on the Stockholders' representations set forth herein.

        (b) The Stockholders acknowledge that an investment in Buyer involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that the Stockholders may lose their entire investment in the Shares and any notes issued by Buyer (the "SECURITIES").

        (c) Buyer has made available to the Stockholders or the Stockholders' advisors the opportunity to obtain information to evaluate the merits and risks of the investment in the Securities, and the Stockholders have received all information requested from Buyer. The Stockholders have had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Securities and the business, properties, plans, prospects, and financial condition of Buyer and to obtain additional information as the Stockholders have deemed appropriate for purposes of investing in the Securities pursuant to this Agreement.

        (d) The Stockholders, personally or through advisors, have expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to Buyer and have sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in Buyer. In connection with the purchase of the Securities, the Stockholders have relied solely upon independent investigations made by the Stockholders, and have consulted their own investment advisors, counsel and accountants. The Stockholders have adequate means of providing for current needs and personal contingencies, and have no need for liquidity and can sustain a complete loss of the investment in the Securities.

        (e) The Securities to be issued by Buyer hereunder will be acquired for the Stockholders' own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Securities in violation of applicable securities laws.

        (f) The Stockholders understand that no federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of the investment in the Securities.

        (g) Each Stockholder is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act and have each documented his or her accredited status by delivery to Buyer of a completed questionnaire in the form of Exhibit A hereto attesting thereto (the "ACCREDITED INVESTOR QUESTIONNAIRE").

        (h) Neither the Company nor any Stockholder has received any general solicitation or general advertising concerning the Securities, nor is the Company or any Stockholder aware of any such solicitation or advertising.

        2.25              Buyer and the Consolidation Transactions.



        (a)    The Stockholders are aware that:

               (i) Buyer has recently been organized and has no financial or operating history.

               (ii) There can be no assurance that any of the Consolidation Transactions (as defined in Section 4.10) will occur, that Buyer will be successful in accomplishing the purpose for which it was formed or that it will ever be profitable. No assurance can be given regarding what companies, if any, will ultimately be acquired by Buyer. No company is obligated to participate in the Consolidation Transactions unless a written agreement to such effect is entered into by Buyer and such company.

               (iii) No assurance can be given that an initial public offering ("IPO") of Buyer's securities will occur. If an IPO does occur, no assurances can be given as to timing of the IPO, whether any Stockholder would be able to participate, or the price at which any shares of Common Stock would be sold.

               (iv) No assurance can be given to the ultimate value of the Common Stock or any Shares issued as part of the Purchase Price or the liquidity thereof.

               (v) All decisions regarding the Consolidation Transactions, any IPO, and Buyer's management and operations will be made by Buyer's management, and certain individuals involved in planning the Consolidation Transactions and managing the business of Buyer will have the right to vote the Shares pursuant to the Voting Agreement referred to in Section 6.2(d)(iii).

        (b) The Stockholders acknowledge that no assurances have been made to any Stockholder with respect to any of the foregoing and no representations, oral or written, have been made to any Stockholder by Buyer or any of its employees, representatives or agents concerning the potential value of the Shares issued as part of the Purchase Price or the prospects of Buyer, except as set forth herein.

        2.26              Minute Books and Stock Records.

        The Company has made available to Buyer true, complete and correct copies of:

        (a) the minute books of the Company and its Subsidiaries, containing all records required to be set forth of all proceedings, consents, actions, and meetings of its stockholders or member and the Board of Directors or managing members of the Company and any Subsidiary; and

        (b) all record books of the Company and any Subsidiary setting forth all transfers of capital stock or membership interests.

        2.27              Banks.

        Schedule 2.27 lists the account information at each bank or other institution at which the Company or any Subsidiary has a line of credit, check, savings or other account, certificate of deposit or safe deposit box and the names of each person authorized to draw thereon or have access thereto.

        2.28              Powers of Attorneys and Suretyships.

        Neither the Company nor any Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person or entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

        2.29              Brokers.

        Except as set forth on Schedule 2.29, no broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company, any Subsidiary or any of the Stockholders.

        2.30              Summary of Certain Considerations.

        Each Stockholder acknowledges receipt and understanding of the Summary of Certain Considerations attached hereto as Exhibit B.

        2.31              Accuracy of Information.

        None of the representations or warranties or information provided and to be provided by the Company or any Stockholder to Buyer in this Agreement, the Disclosure Schedule, schedules or exhibits hereto, or in any Accredited Investor Questionnaire contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading. The descriptions set forth in the Disclosure Schedule are accurate descriptions of the matters disclosed therein. Copies of all documents heretofore or hereafter delivered or made available to Buyer pursuant hereto were or will be complete and accurate records of such documents.

3.                REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer represents and warrants to the Stockholders that:

        3.1               Organization and Corporate Authority.

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents to be executed and delivered by Buyer have been (or upon execution by Buyer will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action of Buyer, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

        3.2               No Conflict or Violation.

The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to be executed and delivered by Buyer and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of Buyer; or (ii) violate in any material respect any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Buyer.

        3.3               Capitalization.

        The authorized capital stock of Buyer consists of 240,000,000 shares of common stock, par value $0.001 per share (the "COMMON STOCK") of which 200,000,000 are Series A Common Stock and 40,000,000 are Series B Common Stock, and 10,000,000 shares of undesignated preferred stock. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. Holders of Series B Common Stock are entitled to elect all the directors in one of the Buyer's three (3) classes of directors, with the holders of Series A Common Stock entitled to elect the remaining directors. In all other respects the Series A and Series B Common Stock are identical.

        3.4               Litigation.

        Except as set forth on Schedule 3.4, there are no claims, actions, suits, or proceedings of any nature pending or, to the knowledge of Buyer, threatened by or against Buyer, the officers, directors, employees, agents of Buyer, or any of their respective Affiliates involving, affecting or relating to any assets, properties or operations of Buyer or the transactions contemplated by this Agreement. Buyer is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity. From and after the Closing, Buyer or its Affiliates may be subject to claims, actions, suits, or proceedings including as a result of acquisitions by Buyer in the Consolidation Transactions, and Buyer makes no representations or warranties about any such claims, actions, suits or proceedings or the absence thereof.

        3.5               Buyer's Operations and Financial Condition.

        Since its date of incorporation Buyer has had no operations except operations in connection with effecting the Consolidation Transactions and preparing for operation of its business after the Closing. Buyer has no material tangible assets, and except as set forth on Schedule 3.5, Buyer has no material liabilities or obligations for borrowed money or payment for services rendered to Buyer. From and after the Closing, Buyer or its Affiliates may have liabilities or obligations for money borrowed to effect the Consolidation Transactions and as a result of acquisitions by Buyer in the Consolidation Transactions, and Buyer makes no representations or warranties about any such liabilities or obligations or the absence thereof.

        3.6               Accuracy of Information.

None of the representations or warranties or information provided and to be provided by Buyer to the Stockholders in this Agreement, the schedules or exhibits hereto, or in any of the other Transaction Documents delivered by Buyer contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading.

4.                CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.



        4.1               Access.

        The Company shall afford, to Buyer and Buyer's accountants, counsel and representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of the properties, books, Contracts and records of the Company and the Subsidiaries (including, without limitation, the Company's and the Subsidiaries' accounting records, the workpapers of the Company's and the Subsidiaries' independent accountants, and all environmental studies, reports and other environmental records) and, during such period, shall furnish promptly to Buyer all information concerning the Company, the Business, the Company's and each Subsidiary's properties, liabilities and personnel as Buyer may reasonably request.

        4.2               Confidentiality.

For purposes hereof, the Company and the Stockholders will keep the matters contemplated herein and all information provided by Buyer related to Buyer and the Consolidation Transactions and potential participants therein, including without limitation Deloitte & Touche LLP, confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer will keep the matters contemplated herein and all information provided by the Company and the Stockholders related to the Company and the Business confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer and the Company shall each cause their respective Affiliates, officers, directors, managers, employees, agents, and advisors to keep confidential all information received in connection with the transactions contemplated hereby. The Company and the Stockholders acknowledge that Buyer may provide information about the Company and its Subsidiaries and the Business to other participants in the Consolidation Transactions to the extent necessary to facilitate the Consolidation Transactions. If this Agreement terminates without consummation of the Closing, the Company, the Stockholders and Buyer shall, and shall cause their Affiliates to, each maintain the confidentiality of any information obtained from the other in connection with the transactions contemplated hereby, the Consolidation Transactions, and Buyer's business plans (the "INFORMATION"), other than Information that (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the Information was delivered; or (ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to stop such disclosure; or (v) is subsequently and independently developed by employees of the party to whom the Information was delivered without reference to the Information. If this Agreement terminates without consummation of the Closing, Buyer, on the one hand, and the Stockholders and the Company, on the other, shall return to the other all material containing or reflecting the Information provided by the other, shall not retain any copies, extracts, or other reproductions thereof or derived therefrom, and Buyer shall ensure the return of all such material from all other parties with whom it has been shared, and shall thereafter refrain from using the Information and shall maintain its confidentiality pursuant to this Agreement.

        4.3               Certain Changes and Conduct of Business.

        (a) From and after the date of this Agreement and until the Closing (or the earlier termination of this Agreement), the Company shall, and the Majority Stockholders shall cause the Company to, conduct the Company's and all Subsidiaries' business solely in the ordinary course consistent with past practices. Without limiting the generality of the preceding sentence, except as required or permitted pursuant to the terms hereof, the Company shall not, and the Majority Stockholders shall cause the Company or the Subsidiary not to:

               (i) make any material change in the conduct of its business and operations or enter into any transaction other than in the ordinary course of business consistent with past practices; or terminate or amend any Contract; or enter into any new contract other than contracts of the type described in
Schedule 4.3(a)(i), in any case calling for payments to or by the Company and/or any Subsidiary in excess of $20,000 in the aggregate over the life of the contract or series of related contracts, without the prior written consent of Buyer, which may not be unreasonably withheld;

               (ii) make any change in the charter documents or bylaws, if applicable, or to the articles of formation or operating agreement, if applicable, of the Company or any Subsidiary, other than the changes to the Company's Certificate of Incorporation set forth in Schedule 2.(b)(ii), issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for the capital stock of the Company or the capital stock or membership interest of any Subsidiary, alter any term of any of the outstanding securities of the Company or any Subsidiary, or make any change in the outstanding shares of capital stock or other ownership interests or in the capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

               (iii) (A) incur or assume any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any of the foregoing, (B) issue any securities convertible or exchangeable for debt securities of the Company or any Subsidiary, or (C) issue any options or other rights to acquire directly or indirectly any debt securities of the Company or any Subsidiary or any security convertible into or exchangeable for such debt securities;

               (iv) make any sale, assignment, transfer, lease, abandonment or other conveyance of any of the assets of the Company or any Subsidiary or any part thereof, except transactions required pursuant to existing contracts of the Company or any Subsidiary and dispositions of inventory or worn out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

               (v) subject any of the assets of the Company or any Subsidiary, or any part thereof, to any lien, security interest, charge, interest or other encumbrance, or suffer such to be imposed other than such liens, security interests, charges, interests or other encumbrances as may arise in the ordinary course of business consistent with past practices;

               (vi) acquire any assets or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

               (vii) enter into any new (or amend any existing) Employee Plan, program or arrangement or any employment, severance or consulting agreement, or grant any increase in the compensation or benefits payable or to become payable to (A) any officers or executive level employees, or (B) any employees other than officers or executive level employees, except in accordance with pre-existing contractual provisions applicable to such non-executive level employees;

               (viii) make or commit to make any capital expenditure in excess of $25,000 or to invest, advance, loan, pledge or donate any monies to any customers or other persons or entities or to make any similar commitments with respect to outstanding bids or proposals;

               (ix) sell, transfer, or lease any assets to, or enter into any agreement or arrangement with, any Stockholder or any Affiliate of the Company or any Stockholder;

               (x) guarantee any indebtedness for borrowed money or any other obligation;

               (xi) delay payment of payables or accelerate collection of receivables relative to the Company's and the Subsidiaries' historical practices regarding the timing of such payments and collections;

               (xii) declare or make any dividends, distributions or other payments to equity holders, except as set forth on Schedule 4.3(a)(xii);

               (xiii) make any change in any revenue recognition or cost allocation practices or method of accounting or accounting principle, method, estimate or practice (except for any such change required by reason of a concurrent change in GAAP), or write down the value of any assets or write-off as uncollectible any Accounts Receivable except in the ordinary course of business consistent with past practices;

               (xiv) settle, release or forgive any material claim or litigation or waive any material right;

               (xv) take any other action that would cause any of the representations and warranties made by the Company or any Stockholder herein not to remain true and correct in all material respects, or that would cause any of the conditions to the parties' respective obligations to consummate the transactions contemplated hereby, as set forth in Sections 6.1, 6.2, or 6.3, not to be met; or

               (xvi)  commit itself to do any of the foregoing.

        (b) From and after the date hereof and until the Closing (or the earlier termination of this Agreement), the Company and any Subsidiary shall, and the Majority Stockholders shall cause them to:

               (i) maintain, in all material respects, the assets and properties of the Company and each Subsidiary in accordance with present practices and in a condition suitable for their current use;

               (ii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against them, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iii) continue to conduct the business of the Company and each Subsidiary in the ordinary course consistent with past practices;

               (iv) continue to maintain existing business relationships with suppliers and customers except to the extent that such relationships are, at the same time, judged in good faith to be non-beneficial;

               (v)    maintain and comply with all material Licenses;

               (vi) comply with all material Environmental Laws, and upon receipt of notice that there exists a violation of any Environmental Law, immediately notify Buyer in writing; and

               (vii) keep in full force and effect any insurance policies comparable in amount and scope to coverage maintained by the Company or and each Subsidiary (or on behalf of them) on the date hereof.

        4.4               Restrictive Covenants.

        (a) Non-Competition. Watts, Imhoff and W. Duemer recognize that the covenants of Watts, Imhoff and W. Duemer contained in this Section 4.4(a) (the "COVENANT NOT TO COMPETE") are an essential part of this Agreement and the other Transaction Documents and that but for the agreement of each Watts, Imhoff and
W. Duemer to comply with such covenants Buyer would not enter into this Agreement or the other Transaction Documents. Watts, Imhoff and W. Duemer acknowledge and agree that the Covenant Not to Compete is necessary to protect the Business acquired by Buyer, including without limitation, goodwill and the Proprietary Rights, and that irreparable harm and damage will be done to Buyer if either Watts, Imhoff or W. Duemer competes with Buyer in any way prohibited by the Covenant Not to Compete. In addition, Watts, Imhoff and W. Duemer acknowledge that the Purchase Price is consideration for professional relationships and market place reputation developed by the Company and Watts, Imhoff and W. Duemer and the Covenant Not to Compete is necessary for Buyer to receive the full benefit of this Agreement. After the Closing, each of Watts, Imhoff or W. Duemer shall not individually, or in concert, directly or indirectly:

               (i) either on his own account or for any other person or entity, solicit, induce, attempt to induce, interfere with, or endeavor to cause (in each case in such a manner that could have a material adverse effect on the financial condition, prospects or operation of the Business, the assets of the Company or any Subsidiary or Buyer or any of its Affiliates) any customer, which has utilized the services of the Company or any Subsidiary at any time during the two (2) year period preceding the Closing Date or with whom the Company or any Subsidiary was engaged in meaningful negotiations as of the Closing Date (each, a "CUSTOMER"), to modify, amend, terminate or otherwise alter the terms upon which it acquires services from Buyer or Buyer's Affiliates, or to acquire from any party other than Buyer or its Affiliates any services of the kind available from Buyer or its Affiliates;

               (ii) engage or become interested in, as owner, employee, partner, through equity ownership (not including up to a 1% passive equity interest in a public company), investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, any business competitive with the Business (including within the definition of the Business, without limitation, any business of the type or types conducted by the Company or any Subsidiary at any time during the two (2) year period preceding the Closing Date or under development by the Company or any Subsidiary on the Closing Date),

               (iii) take any material action intended to advance an interest of any competitor of the Business, or encourage any other person to take such action; or

               (iv) take any material action intended to cause any Customer or prospective customer to use the services or purchase the products of any competitor of the Business.

        This Covenant Not to Compete shall be limited to any county or any other political subdivision of any state of the United States of America, or of any other country in the world, where the Company or any Subsidiary generated revenue or established goodwill at any time during the two (2) year period preceding the Closing Date. This Covenant Not to Compete shall bind each of Watts, Imhoff and W. Duemer until December 31, 2002, provided however, that if either (i) a registration statement for an underwritten IPO of Buyer's equity securities has not been filed by December 31, 1999; or (ii) Buyer fails to consummate a public offering that results in a public trading market of equity securities of Buyer on a national securities exchange or Nasdaq Stock Market by May 15, 2000; and (iii) in the case of Watts or Imhoff, his employment is terminated by Buyer without Cause or by him for Good Reason (each as defined in his Employment Agreement delivered pursuant to Section 6.3(c)(iv)), then after termination of such Majority Stockholder's employment with the Company or any of its Affiliates such Majority Stockholder will no longer be subject to the covenants contained in Sections 4.4(a)(ii) and (iii) and the covenants in Section 4.4(a)(iv) will not be breached by any general marketing efforts with which such Majority Stockholder may be involved that are not targeted specifically at any Customer. The parties hereto agree that the duration and area for which the Covenant Not to Compete set forth in this Section 4.4(a) is to be effective are reasonable.

        (b) Confidentiality. Notwithstanding the expiration of the Covenant Not to Compete set forth in Section 4.4(a) each Stockholder shall at all times keep confidential and shall not disclose to others any Proprietary Rights and shall not use or permit to be used any Proprietary Rights for any purpose other than performance of obligations to Buyer.

        (c) Non-Diversion. For the period during which the Covenant Not to Compete binds Watts, Imhoff and W. Duemer pursuant to Section 4.4(a) each of the Stockholders shall not, and shall cause their Affiliates not to, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of Buyer or its Affiliates of which any of the Stockholders become aware as the result of their affiliation with the Business or their relationship with Buyer or its Affiliates and which relate specifically to the Business, or any part thereof. This Section 4.4(c) is in addition to and not by way of limitation of any other duties the Stockholders may have to Buyer or its Affiliates.

         (d) Non-Recruitment. For the period during which the Covenant Not to Compete binds Watts, Imhoff and W. Duemer pursuant to Section 4.4(a) each of the Stockholders shall not, and shall cause their Affiliates not to, hire away, or cause any other person to hire away, any employee of or consultant to Buyer or its Affiliates (including without limitation persons employed or engaged by the Company or any Subsidiary before the Closing Date), or directly or indirectly entice or solicit or seek to induce or influence any of such employees or consultants to leave their employment or engagement with Buyer or its Affiliates.

        (e) Remedies. The covenants contained in this Section 4.4 (collectively, the "RESTRICTIVE COVENANTS") impose a reasonable restraint on the Stockholders in light of the activities and business of the Company and its Subsidiaries and future plans of Buyer. The Majority Stockholders acknowledge that if they violate any of the Restrictive Covenants and the Minority Stockholders acknowledge that if they violate any of the covenants contains in Sections 4.4(b), it will be difficult to determine the resulting damages to Buyer and, in addition to any other remedies Buyer may have, Buyer shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damages. Each Stockholder shall be severally liable to pay all costs, including reasonable attorneys' fees and expenses, that Buyer may incur in enforcing or defending, to any extent, any of the Restrictive Covenants breached by such Stockholder, whether or not litigation is actually commenced and including litigation of any appeal defended by Buyer where such party succeeds in enforcing any of the Restrictive Covenants. Buyer may elect to seek one or more remedies at its discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict Buyer from seeking any remedies in another situation. Such action by Buyer shall not constitute a waiver of any of its rights.

         (f) Severability and Modification of any Unenforceable Covenant. Each of the Restrictive Covenants will be read and interpreted with every reasonable inference given to its enforceability. However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a court or arbitrator should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court or arbitrator shall modify such covenant so as to make it enforceable to the fullest extent the court or arbitrator deems reasonable and enforceable under the prevailing circumstances. The Covenant Not to Compete shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where the Covenant Not to Compete is intended to be effective.

        4.5               Securities Restrictions.



        (a) In addition to the contractual restrictions on transfer set forth in the Stockholder Agreement referred to in Section 6.2(d)(i), the Shares (or interests therein) cannot be offered, sold or transferred unless the Shares are registered and qualified under the Securities Act and applicable state securities laws or exemptions from such registration and qualification requirements are available, or such registration and qualification requirements are inapplicable, as reflected in an opinion of counsel to any transferring stockholders in form and substance reasonably satisfactory to Buyer. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely, and may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

        (b) The Certificates will bear a legend to the effect set forth below, and appropriate stop transfer instructions against the Shares will be placed with any transfer agent of Buyer to ensure compliance with the restrictions set forth herein.

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS PROFITSOURCE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SHARES OR OTHER EVIDENCE, SATISFACTORY TO PROFITSOURCE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        (c) Each recipient of Shares or interests therein, including W. Duemer and J. Duemer as beneficial owners of shares held by the IRAs, shall, as a condition to transfer of any Shares or interests therein, cause the transferee to enter into the Stockholder Agreement described in Section 6.2(d)(i) and the Voting Agreement described in Section 6.2(d)(iii), provided that with respect to each such agreement, this requirement will not apply to transfers made after the agreement has terminated.

        (d) In connection with any underwritten public offering of securities of Buyer or any of its Affiliates within three (3) years of the Closing Date, if the managing underwriter believes that it is appropriate in connection with the offering to limit public sales of such securities by Buyer's stockholders, the Stockholders will agree to the managing underwriter's standard form of "lock up" agreement prohibiting transfers of Common Stock (other than shares included in the offering) for such period as may be required by the managing underwriter not to exceed twenty (20) days prior to, and one hundred and eighty (180) days after, the effective date of the registration statement for such offering, provided however, that (i) such lock up provision may not be invoked more than once in any 365 day period, (ii) such lock up provision will be contingent upon the officers and directors of the registrant entering into similar lock up agreements, and (iii) no Stockholder will be required to comply with this lock up provision if any other stockholder owning more shares of Common Stock than such Stockholder and who is subject to a contractual lock up provision similar to this one has been released from such lock up obligation.

        4.6               Registration.



        (a) No Stockholder will have any rights to demand registration of any of the Shares, or to participate in any registration undertaken by Buyer except as set forth in this Section 4.6. If Buyer files a registration statement with the Securities and Exchange Commission for an underwritten IPO of its equity securities or any subsequent underwritten public offering within twenty-four
(24) months of the closing of the IPO (not including a registration statement filed in connection with an acquisition or employee benefit plan), and if the managing underwriter of such offering believes that the market will accommodate selling stockholders in the offering, then each Stockholder, shall have the right, subject to the limitations set forth in this Section 4.6(a), to include in such registration statement or statements and offering or offerings Shares and other Common Stock owned by such Stockholder. Other stockholders (including but not limited to stockholders who acquired Common Stock in the Consolidation Transactions and stockholders who acquired Common Stock in connection with the formation, or work on behalf of, Buyer) will have rights to include shares of Common Stock in such offering, and if the aggregate amount of shares that all stockholders with such rights (collectively, the "SELLING STOCKHOLDERS") desire to include exceeds the number of shares of Common Stock that can be sold by all Selling Stockholders, then all Selling Stockholders desiring to sell in any such offering will participate pro-rata on the basis of the relative numbers of shares of Common Stock eligible for inclusion that they originally sought to include. However, notwithstanding the foregoing no Selling Stockholder will be permitted to include in any such registration and offering (i) any Shares subject to performance-related restrictions at the time of filing of the registration statement for such offering or (ii) more than, in the aggregate for all such registrations and offerings, half of the shares of Common Stock held by such Selling Stockholder as of the date hereof. Furthermore, in no case will the Stockholders hereunder be permitted to include in the IPO registration and offering, in the aggregate, more than the number of Shares listed on Schedule
4.6 under the item "Maximum IPO Shares" (such Shares will be allocated among Stockholders hereunder desiring to participate in any such registration and offering ratably on the basis of their relative ownership of Shares and other Common Stock).

        (b) If any Stockholder acting pursuant to this Section 4.6 includes any securities in any registration of Buyer, Buyer will agree to indemnify such Stockholder from and against any claims, costs and liabilities incurred by such Stockholder as a result of any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or prospectus (as amended or supplemented if Buyer shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, costs or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to Buyer by such Stockholder expressly for use therein, for which the Stockholder will be responsible.

        (c) Shares of Common Stock may only be included in a registration and offering pursuant to this Section 4.6 pursuant to the underwriting agreement negotiated between Buyer and the underwriters, and Selling Stockholders must enter into the underwriting agreement with respect to any shares held by them to be included in the registration and offering. Each Selling Stockholder shall pay
(i) all underwriting discounts and commissions applicable to such Selling Stockholder's sale of shares of Common Stock, (ii) such Selling Stockholder's ratable share (based on the relative number of shares of Common Stock included in the offering) of any fees and disbursements of a single counsel for all Selling Stockholders, which counsel shall be selected by the two Selling Stockholders (or affiliated stockholder groups) selling the most shares of Common Stock in the offering, and (iii) the fees and costs of any separate counsel retained by such Selling Stockholder alone.

        (d) At all times that equity securities of Buyer are registered pursuant to the Securities Exchange Act of 1934, as amended, Buyer shall use its best efforts to fulfill all conditions applicable to a registrant as are necessary to enable selling security holders of Buyer to make sales pursuant to Rule 144 under the Securities Act.

        4.7               Cooperation in Litigation.

        Each party will fully cooperate with the others in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation between Buyer and/or its Affiliates or assignees, on the one hand, and the Company, its Subsidiaries or any Stockholder and/or their Affiliates or assignees, on the other, arising out of the transactions contemplated by this Agreement). Subject to the provisions hereof regarding payments by each party of its costs and payments or attorneys' fees and costs, the party requesting such cooperation shall pay the out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers, directors, employees `and agents while assisting in the defense or prosecution of any such litigation or proceeding.

        4.8               Tax Matters.



        (a)    Certain Operating Conventions and Procedures.

        (i) For all Tax purposes the Closing shall be deemed to occur as of the close of the Company's business activities on the Closing Date, and, in the case of Pre-Acquisition Taxable Periods ending on the Closing Date, all of the Company's and its Subsidiaries' income, gains and other Tax items attributable to the Closing Date shall be included and reported by the Company and its Subsidiaries in Tax Returns of the Company and its Subsidiaries for such Pre-Acquisition Taxable Periods to be filed following the Closing and that all Taxes attributable to the Company's or its Subsidiaries income, gains or other taxable items for the Closing Date shall be reported on such Tax Returns.

        (ii) The allocation of any Tax Liability between the portion of any Straddle Period ending on the Closing Date and the portion of such Straddle Period after such date shall be made by means of a closing of the books and records of the Company and its Subsidiaries as of the close of business on the Closing Date as if a taxable period ended as of the close of such date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on and inclusive of the Closing Date (the "PRE-

CLOSING PERIOD") and the period following the Closing Date (the "POST-CLOSING Period") in the proportion which the number of days in each such period bears to the total number of days in the Straddle Period; and provided further, if as of the Closing Date the Company or its Subsidiaries is a partner in any partnership which has a Tax year that does not end as of the Closing Date, any tax liability attributable to such partnership's activities shall be allocated between the Pre-Closing Period and the Post-Closing Period in the same manner based upon the number of days in each such period.

        (b) Tax Returns Required to Be Filed Prior to the Closing Date. Prior to the Closing Date the Company and its Subsidiaries (i) shall prepare and file, or cause to be prepared and filed, all Tax Returns of the Company and its Subsidiaries required to be filed on or prior to the Closing Date (after giving effect to any valid extensions), and (ii) shall pay or cause to be paid all Taxes shown or reported to be due and payable by the Company and its Subsidiaries on such Tax Returns.

        (c)    Tax Returns for Other Pre-Acquisition Taxable Periods.

        (i) Buyer shall cause the Company to prepare and file all Tax Returns required to be filed by the Company and its Subsidiaries for Pre-Acquisition Taxable Periods which are not required to be filed on or prior to the Closing Date (after giving effect to any valid extensions).

        (ii) Stockholders shall be responsible for and shall pay (A) all reasonable costs and expenses related to the preparation and filing of the Company's and its Subsidiaries' Tax Returns for Pre-Acquisition Taxable Periods described in Section 4.8(c)(i), and (B) all Taxes shown or reported to be due and payable on such Tax Returns to the extent not specifically reserved (excluding reserves for deferred taxes) against in the Interim Financial Statements. Each Stockholder shall pay his or her proportionate share of such costs, expenses and Tax liabilities promptly following receipt by such Stockholder (either directly or through the Stockholder Representative) of a notice from Buyer of Buyer's calculation of such Stockholder's payment obligation hereunder together with copies of the relevant Tax Returns and other information supporting Buyer's calculation. If a Stockholder disputes all or any portion of the payment obligation hereunder as calculated by Buyer, such Stockholder shall nevertheless promptly pay to Buyer the amount specified in the notice and any dispute related thereto shall be resolved pursuant to the arbitration provisions of Section 7.13. Any additional Taxes attributable to the periods covered by such Tax returns, whether pursuant to an amended return or any Tax Proceeding, shall be paid by Stockholders promptly upon demand therefor by Buyer.

        (d)    Straddle Period Returns.

        (i) The parties acknowledge and agree that the Company and its Subsidiaries may be required, with respect to certain Taxes for Straddle Periods, to file a full year return (herein a "STRADDLE PERIOD RETURN") reporting and accounting for such Taxes on an aggregate basis covering both the Pre-Closing Period and the Post-Closing Period. The

Buyer, at its expense, shall cause the Company and its Subsidiaries to prepare and file such Straddle Period Returns.

        (ii) The Taxes reportable on such Straddle Period Returns that are attributable to the Pre-Closing Period (herein "PRE-CLOSING TAXES") shall be determined in accordance with the provisions of Section 4.8(a)(ii). The Stockholders shall be responsible for and shall pay all Pre-Closing Taxes shown or reported to be due and payable on such Straddle Period Returns to the extent not specifically reserved (excluding reserves for deferred taxes) against in the Interim Financial Statements. Each Stockholder shall pay his or her proportionate share of such Pre-Closing Taxes promptly following receipt by such Stockholder (either directly or through the Stockholder Representative) of a notice from Buyer of Buyer's calculation of such Stockholder's payment obligation hereunder together with copies of the relevant Tax Returns and other information supporting Buyer's calculation. If a Stockholder disputes all or any portion of the payment obligation hereunder as calculated by Buyer, such Stockholder shall nevertheless promptly pay to Buyer the amount specified in the notice and any dispute related thereto shall be resolved pursuant to the arbitration provisions of Section 7.13. Any additional Taxes attributable to the Pre-Closing Periods covered by such Tax Returns, whether pursuant to an amended return or any Tax Proceeding, shall be paid by Stockholders promptly upon demand therefor by Buyer.

        (e)    Tax Proceedings.

        (i) Buyer shall, upon receipt of notice thereof by Company and its Subsidiaries, notify the Stockholder Representative of any written communication from a Tax authority with respect to any pending Tax Proceeding involving a Pre-Acquisition Tax Liability. Buyer shall include with such notification a copy of the written communication so received by Company or its Subsidiaries.

        (ii) The Buyer shall have responsibility and authority to represent the interests of the Company and its Subsidiaries in any Tax Proceeding relating to Pre-Acquisition Taxable Periods and Straddle Periods and to employ counsel of its choice in connection therewith; provided, however, that Stockholder Representative shall be permitted to participate in any such Tax Proceedings and all hearings related thereto at the expense of the Stockholders; and provided further, that, without the prior written consent of the Stockholder Representative, which shall not be unreasonably withheld, the Buyer shall not agree to settle or compromise any such Tax Proceeding and/or any Pre-Acquisition Tax Liability issue arising therein if such settlement can reasonably be expected to result in a material increase in the Pre-Acquisition Tax Liabilities for which the Stockholders are responsible hereunder, provided, however, the consent of the Stockholder Representative to such settlement or compromise shall not be required hereunder if the failure to settle or compromise the Tax Proceeding or an issue arising therein can reasonably be expected to result in an adverse effect on the Company or any Subsidiary following the Closing. The Stockholders, promptly upon demand from the Buyer, shall pay the reasonable costs and expenses, including attorney fees, incurred by Buyer in connection with any such Tax Proceedings, provided, however, in any Tax Proceeding related to a Straddle Period which involves Tax Liabilities for which

Stockholders are responsible hereunder and Tax Liabilities attributable to the Post-Closing Period for which Stockholders are not responsible, the Buyer, on the one hand, and the Stockholders, on the other hand, shall jointly bear the costs and expenses thereof as allocated between them on an equitable basis.

        (iii) All notices to Stockholders provided for hereunder shall be deemed delivered to each Stockholder upon receipt thereof either directly by the Stockholder or by the Stockholder Representative. The Stockholders shall proportionately pay all Tax Liabilities and costs and expenses for which the Stockholders are responsible hereunder; provided, however, the Majority Stockholders shall be jointly and severally liable for all such Tax Liabilities, costs and expenses.

        (iv) The Stockholder and the Stockholder Representative shall furnish to Buyer such information and documents as may be reasonably requested by Buyer, and shall otherwise reasonably cooperate with Buyer, in connection with Buyer's conduct of any Tax Proceedings described herein.

        (f) Books and Records. Prior to the Closing Date the Company and each Subsidiary shall properly maintain its books and records necessary or appropriate to the filing of the Tax Returns described in this Section 4.8, and on or before the Closing the Stockholders shall cause all such books and records and all other books and records related to the Company's and each Subsidiary's Tax Returns and Tax matters to be delivered to the Buyer. Buyer shall cause the Company and each Subsidiary to retain all such books and records delivered to Buyer as provided hereunder until the expiration of the statute of limitations (including any waivers or extensions thereof) with respect to the taxable periods to which the Tax Returns relate.

        (g) Section 351. For all federal and state income tax purposes the Stockholders and Buyer shall (i) treat and report the transfer of the Seller Shares in a manner consistent with its qualification as a transfer of property to a controlled corporation pursuant to the provisions of Code Section 351 and comparable provisions of state income tax law, and (ii) file such Tax Returns and Tax information reports related to the transfer as may be required or otherwise appropriate under the Tax laws and regulations applicable to transfers of property pursuant to Code Section 351.

        (h) Survival. Notwithstanding any other provision of this Agreement, the covenants set forth in this Section 4.8 shall survive until the expiration of the respective statutes of limitations applicable to the periods to which the Taxes referred to herein relate.

        4.9               Stockholder Representative.

        The Stockholders shall at all times maintain a representative (the "STOCKHOLDER REPRESENTATIVE") for purposes of taking certain actions and giving certain consents on behalf of the Stockholders as specified herein. The Stockholder Representative will be Imhoff unless and until the Stockholders, each having voting power in proportion to such

Stockholder's ownership of voting securities of the Company, elect his replacement by majority vote of such shares and notify Buyer thereof. Actions taken, consents given and representations made by the Stockholder Representative on behalf of the Stockholders pursuant hereto shall be binding upon the Stockholders. Before the Closing, the Stockholder Representative is authorized by the Stockholders to take any action on behalf of the Stockholders to facilitate the transactions contemplated hereby which such Stockholder Representative is directed to take by the Company acting through a majority of the members of the Board of Directors in office prior to the Closing, including, without limitation, amending this Agreement, and executing documents or instruments. After the Closing, the Stockholder Representative is authorized by the Stockholders to take any action on behalf of the Stockholders to facilitate or administer the transactions contemplated hereby as the Stockholder Representative deems appropriate.

        4.10              Consolidation Transactions.

        Concurrent with the transaction contemplated hereby, Buyer is acquiring in a series of transactions various other companies engaged in the business of cost reduction, cost recovery and profit enhancement services by means of mergers into Buyer, or acquisitions by Buyer of all or substantially all of the assets or stock or other equity interests of such companies (collectively, the "CONSOLIDATION TRANSACTIONS"). The Company and the Stockholders acknowledge that as a result of the complexity of the transactions contemplated hereby and the Consolidation Transactions, the Closing contemplated hereby and the closing of the Consolidation Transactions must be concurrent at a time designated by Buyer. Accordingly, the Company and the Stockholders shall at any time upon or after execution of this Agreement but prior to the Closing Date (i) provide any outstanding documentation required to effect the Closing pursuant to this Agreement in escrow pending release upon authorization of the Stockholder Representative at the Closing, (ii) complete performance of their respective obligations hereunder and under the other Transaction Documents to be performed by the Closing, and (iii) update the schedules hereto and any other documentation or information provided to Buyer during the course of this transaction such that all such disclosures shall be accurate and current as of the Closing Date.

        4.11              Supplemental Disclosure.

        At the Closing, the Company and the Stockholders shall supplement or amend each of the schedules hereto with respect to any matter hereafter arising which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or listed in the schedules or which is necessary to complete or correct any information in the schedules.

        4.12              HSR.

        Buyer and the Company shall cooperate in preparing and delivering to the Department of Justice and the Federal Trade Commission notification of the transactions contemplated hereby pursuant to, and shall use their commercially reasonable best efforts to obtain early termination of the waiting period under, the Hart-Scott-Rodino Antitrust

Improvements Act of 1976 (the "HSR ACT"), if applicable. Buyer and the Company shall each pay half of all filing fees payable under the HSR Act in connection with the transactions contemplated hereby, and each of Buyer and the Company shall pay its own costs incurred in preparation of all reports and notifications required under the HSR Act.

        4.13              Competing Proposals.



        (a) Neither the Company nor any Stockholder shall directly or indirectly, initiate, solicit, encourage or participate in any discussions or negotiations with, or provide any nonpublic information to, any person or entity concerning any potential offer (other than as described herein) to acquire the Company, the Business or any Subsidiary or any assets thereof or interests therein, or any other transaction or arrangement that would interfere with the transactions contemplated hereby (a "COMPETING PROPOSAL").

        (b) The Company and the Stockholders shall promptly communicate to Buyer the existence or occurrence and terms of any Competing Proposal or contact related thereto which the Stockholders, the Company, or its Subsidiaries or any of their employees, directors, or agents may receive in respect of any such proposed transaction and the identity of the person, entity or group from whom such proposal or contact was received.

        (c) The Company and the Stockholders shall not transfer or hypothecate the Business or any Subsidiary or any assets thereof or interests therein except to Buyer, or enter into any agreement with any person other than Buyer in connection with any of the foregoing.

        4.14              Bonus Plan.

        If Buyer does not close the IPO of its equity securities by June 30, 1999, Buyer will implement a cash bonus plan designed to reward employees on the basis of the performance of the divisions or subsidiaries of Buyer in which they work. Amounts payable under, and other terms of, any such plan will be subject to restrictions imposed by Buyer's lenders, Buyer's capital investment requirements, and preservation of adequate working capital.

        4.15              Best Efforts.

        Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its best efforts (other than the payment of money unreimbursed by the other party) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to cause the fulfillment of the conditions to Closing set forth herein and to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

        4.16              Further Assurances.

        Upon the reasonable request of a party or parties hereto at any time after the Closing Date, the other party or parties shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to effectuate the purposes of this Agreement.

        4.17              Notice of Breach.

        At all times before the Closing, and thereafter until the second anniversary of the Closing Date, each of the parties hereto shall promptly give written notice with particularity of any breach or inaccuracy of any representation, warranty, agreement or covenant of such party contained herein or in any other Transaction Document to the parties to whom or which such representation, warranty or covenant was made.

        4.18              Put Right.

        In the event the Company fails to redeem the Series A Preferred Stock in accordance with the Company's Certificate of Incorporation, as amended by the Certificate of Amendment to be filed by the Company concurrently with the Closing, a copy of which is attached as Schedule 2.1(b)(ii), each holder of Series A Preferred Stock ("PREFERRED STOCKHOLDER") shall have the right to sell to Buyer (the "PUT RIGHT") and Buyer shall be obligated to purchase from such Preferred Stockholder all of the outstanding shares of the Series A Preferred Stock owned by such Preferred Stockholder as listed in part (b) of Schedule 1.3. The Purchase Price of the Series A Preferred Stock shall be the Redemption Price as defined in the Certificate of Amendment. For purposes of this Agreement, the date fixed for redemption shall be the date of purchase. The Put Right shall be exercisable at any time after the Company or its assignee or successor-in-interest has failed to redeem all of the Series A Preferred Stock as required by the Certificate of Amendment. The Put Right may be exercised by the Stockholder Representative or by a Preferred Stockholder by giving written notice of exercise of the Put Right (the "NOTICE") to the Buyer in the manner set forth in Section 7.2 below. Buyer shall purchase the outstanding Series A Preferred Stock from the Preferred Stockholder exercising the Put Right and pay the entire purchase price thereof in immediately available funds no later than 10 business days after receiving the Notice. Payment shall be made to each Preferred Stockholder at the address of such Preferred Stockholder appearing on the books of the Company or given by the Preferred Stockholder to the Company or Buyer for the purpose of Notice, or if no such address appears or is given, at the place where the principal executive office of Buyer is located. The Buyer's obligation to purchase the Series A Preferred Stock under this Section 4.18 shall be absolute and unconditional, and Buyer waives any right to require or compel any Preferred Stockholder to proceed against the Company and any right of offset, or to pursue any other remedy legal or equitable. A Preferred Stockholder may bring and prosecute a separate action against Buyer to enforce the Preferred Stockholder's rights hereunder, whether or not any action is brought against the Company or any other person or whether or not the Company or any other person is joined in any such action. Buyer shall be liable for all attorneys' fees and costs, whether or not legal action shall be instituted, incurred or paid by any Preferred Stockholder in



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

enforcing Buyer's obligations hereunder. The benefit of this Section 4.18 shall automatically pass with a transfer or assignment of the shares of Series A Preferred Stock to any subsequent owner or holder thereof. All references in this Section 4.18 to the Preferred Stockholder shall be deemed to include any successors or assignees or any subsequent owners or holders of the Series A Preferred Stock (or any portion thereof), or any of them. All of the provisions of this Section 4.18 shall be binding upon the successors and assigns of the Buyer.

5.                SURVIVAL; INDEMNIFICATION.

        5.1               Survival.

        The representations and warranties made in this Agreement or in any exhibit, schedule, or any other Transaction Document or certificate shall survive any investigation made by any party hereto and the Closing of the transactions contemplated hereby until the second anniversary of the Closing Date, except those representations and warranties contained in (i) Sections 2.21 (Taxes) and 2.29 (Brokers), which will survive until the expiration (including extensions) of the applicable statute of limitations; and (ii) Sections 2.2 (Ownership of Capital Stock); 2.4 (Title to Assets) and 2.22 (Indebtedness), which will survive indefinitely. As to any matter or claim which is based upon fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; provided however, if a claim or notice is given under this
Article 5 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought. Any investigations made by or on behalf of any of the parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

        5.2               Indemnification by the Stockholders.

        Subject to the limits set forth in this Article 5, the Majority Stockholders and, if the transactions contemplated hereby are not consummated, the Company, and their successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless Buyer and its Affiliates and their successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("LOSSES") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

               (a) the ownership and operation of the Company before the Closing, provided that such Loss is not an obligation for payment of money in an amount reflected as a liability of the Company in the Interim Financial Statements or a trade payable incurred in the ordinary course of business since the date of the Interim Financial Statements;

               (b) any untruth or inaccuracy of any representation, warranty or certification made by the Company or the Stockholders in this Agreement or any other Transaction Document;

               (c) the breach of any covenant, agreement or obligation of the Company or the Stockholders contained in this Agreement or any other Transaction Document;

               (d) any claim by a Minority Stockholder that he or she was not fully informed regarding the transactions contemplated hereby; or did not consent to, or is entitled to challenge, any action by the Stockholder Representative on his or her behalf; or was not treated fairly by the Majority Stockholders; and

               (e) any claim under the Q Plan or the E Plan of the Company or any assertion of rights by any person as holder of Q Shares or E Shares, and any cost to the Company of repurchasing the Q Shares and E Shares outstanding immediately after the Closing in excess of the Purchase Price allocated to the holders thereof in part (b) of Schedule 1.3.

               In addition, the Minority Stockholders and their successors and assigns shall severally indemnify, defend, reimburse and hold harmless the Buyer Indemnitees from and against all Losses reasonably incurred by any such Buyer Indemnitee, arising out of or in connection with any untruth or inaccuracy of any representation or warranty, or the breach of any covenant, agreement or obligation made by such Minority Stockholder in this Agreement or any other Transaction Document.

        5.3               Indemnification by Buyer.

        Subject to the limits set forth in this Article 5, Buyer and its successors and assigns shall indemnify, defend, reimburse and hold harmless the Stockholders and their successors and assigns from and against any and all Losses reasonably incurred by any such Stockholders arising out of or in connection with any of the following:

               (a) the ownership and operation of the Company and its Subsidiaries after the Closing (except that Buyer, to the extent permitted by applicable law, and its successors and assigns will not be required to indemnify, defend, reimburse or hold harmless any Stockholder in respect of any Losses arising as a result of acts or omissions of that Stockholder, including in such Stockholder's capacity as an employee of or consultant to Buyer or its Affiliates after Closing);

               (b) any untruth or inaccuracy of any representation, warranty or certification made by Buyer in this Agreement or any other Transaction Document; and

               (c) the breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other Transaction Document.

        5.4               Indemnification Procedure.



        (a) Whenever any claim shall arise for indemnification hereunder (a "CLAIM"), the party entitled to indemnification (the "INDEMNITEE") shall promptly give written notice to the party obligated to provide indemnity (the "INDEMNITOR") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

        (b) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided, however, that the Indemnitee may (but shall not be obligated to) participate in any such investigation, trial, defense and any appeal arising in connection with the Claim. If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, the Indemnitor shall bear the expense of the Indemnitee's separate participation, including all fees, costs and expenses of one separate counsel for the Indemnitee (or multiple Indemnitees). If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

        (c) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 5.4(b), if the Indemnitor fails diligently to prosecute such defense, or if the Indemnitor has, in the Indemnitee's good faith judgment, a conflict of interest, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim after giving reasonable notice to the Indemnitor. If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

        (d) The obligation of the Indemnitor to indemnify the Indemnitee against Losses arising under this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

        5.5               Payment.

        All payments owing under this Article 5 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 5.4(c) or proceeds with separate counsel in accordance with Section 5.4(b), the expenses (including attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

        5.6               Limitations.



        (a) Notwithstanding any provision of this Agreement to the contrary, no party shall have any obligation to indemnify any person entitled to indemnity under this Article 5 or to pay damages in respect of contract or other claims arising under this Agreement or any other Transaction Document unless the persons so entitled to indemnity or recovery thereunder have suffered Losses in an aggregate amount attributable to all Claims and obligors in excess of Fifty Thousand Dollars ($50,000) (the "THRESHOLD"), except claims arising from any breach of the representations and warranties contained in Section 2.21 (Taxes) shall not be subject to the Threshold. Once the aggregate amount of Losses exceeds the Threshold, persons entitled to recovery shall be entitled to recover the full amount of all Losses in excess of the Threshold. No person shall be entitled to indemnification under this

Article 5 for Losses directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement or any duty to the potential Indemnitor.

       (b) The maximum aggregate liability of the Majority Stockholders, on the one hand, to Buyer, and Buyer, on the other hand to the Majority Stockholders, for all claims arising under this Agreement and the other Transaction Documents shall equal the aggregate Purchase Price. W. Duemer and J. Duemer shall be liable to this same extent as if they owned the Seller Shares directly rather than being the beneficial owners of the Seller Shares held by the IRAs. The maximum liability of each Minority Stockholder on the one hand, to Buyer, and Buyer on the other hand to each Minority Stockholder, for all claims under this Agreement and the other Transaction Documents shall equal the purchase price paid to such Minority Stockholder. For purposes of this Section 5.6(b), the value of Shares received shall be (i) prior to the IPO, the per share Agreed Price (as defined in the Stockholder Agreement) then prevailing; and (ii) after the IPO, the per share closing price on the primary exchange or market on which the Common Stock is traded on the date such indemnifiable Losses become payable, except that the value of any Shares sold in bona fide third party transactions will be the gross proceeds to the Stockholders of such sale.

6.                CONDITIONS TO CLOSING.



        6.1               Conditions to Obligations of Each Party.

        The obligations of the Stockholders, on the one hand, and Buyer, on the other hand, to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this Section 6.1, any one or more of which may be waived in writing by the party entitled to the benefit of such condition; provided, however, that such waiver will not diminish such party's right to indemnification pursuant to Article 5, unless so stated, and provided further that the Stockholders will be required to perform their obligations hereunder, notwithstanding lack of fulfillment of the conditions set forth in this Section 6.1, if Buyer agrees in writing to be liable for, and to indemnify the Stockholders from and against, any obligations that the Stockholders would incur as a result of consummating the transactions contemplated hereby notwithstanding the fact that the conditions in this Section
6.1 have not been fulfilled.

        (a) No Action or Proceeding. No preliminary or permanent injunction or other order issued by any Governmental Entity that declares this Agreement invalid in any material respect or prevents or would be violated by the consummation of the transactions contemplated hereby, or which materially adversely affects the assets, properties, operations, net income or financial condition of the Company and its Subsidiaries, is in effect; and no action or proceeding has been instituted or threatened by any Governmental Entity, other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, the result of which could constitute a Material Adverse Change.

        (b) Compliance with Law. There shall have been obtained all permits, approvals, and consents of all Governmental Entities that counsel for Buyer or for the Company may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable laws, including, without limitation, expiration or termination of the waiting period prescribed by the HSR Act.

        6.2               Conditions to Obligations of Buyer.

        The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this Section 6.2, any one or more of which may be waived by Buyer in writing in its discretion; provided however, such waiver will not waive or diminish Buyer's right to indemnification pursuant to Article 5, unless so stated:

        (a) Representations and Warranties True. The representations and warranties of the Company and the Stockholders contained in this Agreement or in any other Transaction Document shall be true and correct in all material respects as of the date hereof and on the Closing Date, and at the Closing the Company and the Stockholder Representative shall each have delivered to Buyer a certificate dated the Closing Date to such effect signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company and by the Stockholder Representative.

        (b) Performance of the Company and the Stockholders. The Company and the Stockholders shall have performed in all material respects all obligations required to be performed by each of them under this Agreement on or before the Closing Date, and at the Closing the Company and the Stockholders, as the case may be, shall each have delivered to Buyer a certificate to such effect dated the Closing Date and signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company or the Stockholders, as applicable.

        (c) Additional Closing Documents of the Company. Buyer has received, or is receiving at the Closing, all of the following, each duly executed by the parties thereto (other than Buyer) and dated the Closing Date (or an earlier date satisfactory to Buyer), in form and substance satisfactory to Buyer:

               (i) Copies, certified by the Secretary or an Assistant Secretary of the Company of resolutions of the Board of Directors authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to be delivered by the Company and the consummation of the transactions contemplated hereby and thereby;

               (ii)   Such other documents as Buyer may reasonably request.

        (d) Additional Closing Documents of Each Stockholder. Buyer has received, or is receiving at the Closing, all of the following, each duly executed by each Stockholder and dated the Closing Date:

               (i) A Stockholder Agreement substantially in the form of Exhibit C, executed and delivered by each recipient of Shares, together with a stock power in the form of Exhibit C-1 executed by each Stockholder and the spouse of each Stockholder, if applicable;

               (ii) The Accredited Investor Questionnaire described in Section 2.24(g);

               (iii) A Voting Agreement substantially in the form of Exhibit D, executed and delivered by each recipient of Shares; and

               (iv) Such other duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement and the other Transaction Documents as Buyer may reasonably request.

        (e) Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity, and of any other person or entity, required under the Contracts, Licenses, or otherwise in connection with the execution, delivery and performance of this Agreement, absence of which could result in material liability to Buyer or a Material Adverse Change, or the cancellation or adverse change in terms of, or payments under, any Contract, shall have been duly obtained in form reasonably satisfactory to Buyer, shall be in full force and effect on the Closing Date and the original executed copies shall have been delivered to Buyer on or before the Closing Date.

        (f) No Adverse Changes. Between the date of this Agreement and the Closing Date there shall not have occurred any Material Adverse Change or any event or circumstance that would reasonably be expected to result in a Material Adverse Change.

        (g) Due Diligence. Buyer is satisfied with the results of its due diligence review of the business, operations, properties, assets, financial condition and prospects of the Company.

        (h) Closing Date Net Worth. At the Closing the Company will (i) have a net worth, exclusive of assets attributable to revenues assigned to Benefit Funding Services, LLC by Randall C. Long and John Campbell, calculated according to GAAP of at least Three Million Five Hundred and Thirty-Three Thousand, Six Hundred Dollars ($3,533,600.00), and (ii) sufficient working capital to operate the Company and the Subsidiaries; and at the Closing the Company shall have delivered to Buyer a certificate dated the Closing Date to such effect with supporting financial information, signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company.

        (i) Stockholder Consent. Stockholders representing at least 90% of the outstanding shares of common stock of the Company have executed this Agreement and all applicable Transaction Documents referenced in this Agreement.

        (j) Financing. Buyer shall have available, on commercially reasonable terms reasonably satisfactory to Buyer, debt financing sufficient to finance the cash portion of the Purchase Price and the cash portion of the purchase price being paid by Buyer pursuant to each of the Consolidation Transactions, and to provide Buyer with adequate working capital following the transactions contemplated hereby and the Consolidation Transactions.

        (k) No Default. The Company shall not be in default of any material obligation.

        (l) Opinion of Counsel. Buyer shall have received a favorable opinion, dated as of the Closing Date, from counsel to the Company and the Stockholders in substantially the form of Exhibit E and addressing such additional matters as may be reasonably requested by Buyer in light of the facts and circumstances related to the Company as of the Closing Date. In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon a certificate of the Company, or its officers, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by Buyer.

        (m) Certificates. The Stockholders shall have delivered to Buyer the certificates representing the Seller Shares and the stock certificates or stock powers as described in Section 1.2.

        (n) Stock Books. The Company shall have delivered the stock books, stock ledgers, membership interest ledgers, minute books and corporate seals of the Company and each Subsidiary.

        (o) Employee Matters. Buyer shall be reasonably assured that employees of the Company and each Subsidiary of a quantity and having the skills sufficient for the operation of the Business are continuing their employment or affiliation with Buyer or Buyer's Affiliates after the Closing. Buyer shall have received Employment Agreements mutually agreed upon by the parties thereto, duly executed and delivered by the persons named on Schedule 6.2.

        (p) Resignation of Directors. Buyer shall have received written resignations of the directors of the Company in form satisfactory to Buyer.

        (q) Q Shares and E Shares. Buyer shall be satisfied in its discretion that the Q Shares and E Shares remaining outstanding immediately after the Closing can be acquired by the Company at an expense not in excess of the portion of the Purchase Price allocable to the holders thereof as listed in part
(b) of Schedule 1.3.

        (r) Other Closing Documents. Buyer shall have received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of the Company or the Stockholders or in furtherance of the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

        6.3               Conditions to Obligations of the Stockholders.

        The obligations of the Stockholders to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this Section 6.3, any one or more of which may be waived by the Stockholders in writing in their discretion; provided however, such waiver will not waive or diminish the right of the Stockholders to indemnification pursuant to Article 5, unless so stated:

        (a) Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement or in any other Transaction Document shall be true and correct in all material respects on the date hereof and on the Closing Date, and at the Closing Buyer shall have delivered to the Company a certificate to such effect dated the Closing Date, signed by the President or any Vice President and the Secretary or any Assistant Secretary of Buyer.

        (b) Performance of Covenants. Buyer shall have performed in all material respects all obligations required to be performed by Buyer under this Agreement on or before the Closing Date, and at the Closing Buyer shall have delivered to the Company a certificate to such effect dated the Closing Date signed by the President or any Vice President and the Secretary or any Assistant Secretary of Buyer.

        (c) Additional Closing Documents of Buyer. Buyer has executed and delivered, or is executing and delivering at the Closing the following documents, each dated the Closing Date:

               (i) Copies, certified by the Secretary or an Assistant Secretary of Buyer, of resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the other Transaction Documents to be delivered by Buyer and the consummation of the transactions contemplated hereby;

               (ii) A photocopy of the certificates representing the Shares issued in the name of each Stockholder as set forth in Schedule 1.3; and

               (iii) Employment Agreements mutually agreed upon by the parties thereto, with each of the persons named on Schedule 6.2.

        (d) The Cash Payment. The Stockholders shall have received the Cash Payment (as described in Schedule 1.3).

        (e) Opinion of Counsel. The Stockholders shall have received a favorable opinion, dated as of the Closing Date, from counsel to Buyer in substantially the form of Exhibit H. In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon a certificate of

Buyer, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by the Company and the Stockholders.

        (f) Concurrent Acquisitions. Prior to or concurrent with the Closing, Buyer shall have closed or be closing Consolidation Transactions with companies, including the Company, having aggregate Pre-tax Income of at least $20 million and at the Closing Buyer shall have delivered to the Stockholders a certificate to such effect in substantially the form of Exhibit H, dated the Closing Date, signed by the President or any Vice President and the Secretary or any Assistant Secretary of Buyer. For these purposes, "PRE-TAX INCOME" of any particular company means that company's projected 1998 pre-tax income, as adjusted pursuant to agreement between Buyer and that company to reflect certain cost reductions and modified business practices and accounting methods expected to take effect after the closing of the Consolidation Transactions.

        (g) Tax Treatment. Buyer shall have received from Ernst & Young LLP a tax opinion to the effect that the purchase and sale of the Seller Shares contemplated hereby should qualify for treatment under Section 351 of the Code, which opinion will permit reliance thereon by the Stockholders.

7.                MISCELLANEOUS.

        7.1               Termination.

        This Agreement and the transactions contemplated hereby may be terminated (a) by Buyer, if (i) the Company or the Stockholders fail to comply in any material respect with any of its or their covenants or agreements contained herein, or (ii) any of the representations and warranties of the Company or the Stockholders is breached or is inaccurate in any material way;
(b) by the Company or the Stockholders if (i) Buyer fails to comply in any material respect with any of its covenants or agreements contained herein, or
(ii) any of the representations and warranties of Buyer is breached or is inaccurate in any material way; or (c) by the Company or Buyer if (i) a Governmental Entity has issued a non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or (ii) a condition to its performance hereunder has not been satisfied or waived prior to November 30, 1998, provided however, that if the board of directors of Buyer should, in good faith, determine that it is necessary to extend the Closing for the purpose of facilitating the financing of the Consolidation Transactions, it may extend such date by thirty-five (35) days. Notwithstanding the foregoing, a party may not terminate this Agreement if the event giving rise to the termination right results from the willful failure of such party to perform or observe any of the covenants or agreements set forth herein to be performed or observed by such party or if such party is, at such time, in material breach of this Agreement.

        In the event of termination of this Agreement pursuant to this Section 7.1, written notice shall be given forthwith by the terminating party to the other parties and this

Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any party. If this Agreement is terminated as provided herein, no party to this Agreement will have any liability or further obligation to any other party to this Agreement except as provided in Sections 2.29 (Brokers), 4.2 (Confidentiality), 7.12 (Expenses), 7.13 (Arbitration), 7.14 (Submission to Jurisdiction), and 7.15 (Attorneys' Fees), and except that termination of this Agreement will not affect any liability of any party for any breach of this Agreement prior to termination, or any breach at any time of the provisions hereof surviving termination.

        7.2               Notices.

        All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 7.2:

               If to Buyer:         Chief Executive Officer
                                    ProfitSource Corporation
                                    695 Town Center Drive, Suite 400
                                    Costa Mesa, California 92626
                                    Telephone No.:  (714) 429-5500
                                    Facsimile No.:  (714) 429-5559

               With a copy to:      Brian W. Copple, Esq.
                                    Gibson, Dunn & Crutcher LLP
                                    4 Park Plaza, Jamboree Center
                                    Irvine, California  92614
                                    Telephone No.:  (949) 451-3874
                                    Facsimile No.:  (949) 451-4220

               If to the Company
               or any Stockholder:  George W. Imhoff
                                    695 Town Center Drive, Suite 400
                                    Costa Mesa, California 92626
                                    Telephone No.:  (714) 429-5500
                                    Facsimile No.:  (714) 4295-559

               With a copy to:      Caldwell Campbell, Esq.
                                    3070 Bristol, Suite 450
                                    Costa Mesa, California 92626
                                    Telephone No.:  (714) 429-2900
                                    Facsimile No.:  (714) 429-2901

        7.3               Assignability and Parties in Interest.

        This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto, except that Buyer may assign its rights and obligations under this Agreement in whole or in part to any Affiliate or Affiliates of Buyer or any successor to all or substantially all of the business or assets of Buyer. This Agreement shall inure to the benefit of and be binding upon Buyer and the Company and their respective permitted successors and assigns and upon each Stockholder and his or her executors, administrators, heirs, legal representatives and permitted successors and assigns. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

        7.4               Governing Law.

        This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts-of-law principles.

        7.5               Counterparts.

        Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        7.6               Publicity.

        Prior to the Closing Date, no party may, or may it permit its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and the Company, except that Buyer may disclose details of this Agreement to other participants in, or as necessary to effect, the Consolidation Transactions. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall consult in good faith with the other party as far in advance as practicable to the issuance of any such press release or announcement.

        7.7               Complete Agreement.

        This Agreement, the exhibits and schedules hereto, and the other Transaction Documents contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

        7.8               Modifications, Amendments and Waivers.

        At any time prior to the Closing Date or termination of this Agreement, any party may, (a) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any other Transaction Document; and (b) waive compliance by any other party with any of the covenants or agreements contained in this Agreement. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any of the rights of remedies, at law or equity, of the party entitled to the benefit of such provisions unless made in writing and executed by the party entitled to the benefit of such provision.

        7.9               Headings; References.

        The headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Articles, Sections, Schedules and Exhibits refer to the referenced Articles, Sections, Schedules or Exhibits hereof unless otherwise specified.

        7.10              Severability.

        Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

        7.11              Investigation.

        All representations and warranties contained herein which are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof. Representations and warranties made to the knowledge of the Company shall be deemed made to the knowledge of the Stockholders only and no other person.

        7.12              Expenses of Transactions.

All fees, costs and expenses incurred by Buyer, in connection with the transactions contemplated by this Agreement shall be borne by Buyer, and all fees, costs and expenses incurred by the Company or the Stockholders in connection with the transactions contemplated by this Agreement shall be borne by the Majority Stockholders jointly and severally and by the Minority Stockholders severally.

        7.13              Arbitration.



        (a) (i) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such Rules vary from the following provisions. Notwithstanding the previous sentence, the parties hereto may seek provisional remedies in courts of appropriate jurisdiction, and such request shall not be deemed a waiver of the right to compel arbitration of a dispute hereunder.

               (ii) If any controversy or claim arising out of or relating to this Agreement or any other Transaction Document also arises out of or relates to the employment of any Stockholder by Buyer or any Affiliate of Buyer, the provisions of this Agreement governing dispute resolution shall govern resolution of such controversy or claim. The provisions of this Agreement governing dispute resolution supersede any provisions relating to such matters in any employment agreement between any Stockholder and Buyer or any Affiliate of Buyer.

               (iii) The arbitration shall be conducted by one independent and impartial arbitrator, appointed by the AAA; provided however, if the claim and any counterclaim, in the aggregate, together with other arbitrations that are consolidated pursuant to Section 7.13(f), exceed Five Hundred Thousand Dollars ($500,000) (the "ARBITRATION Threshold"), exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three (3) arbitrators as provided herein (such arbitrator or arbitrators are hereinafter referred to as the "ARBITRATOR"). The judgment of the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Orange County, California unless the parties to the arbitration agree to another location.

        (b) If a party hereto determines to submit a dispute for arbitration pursuant to this Section 7.13, such party shall furnish the other party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "ARBITRATION NOTICE") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to the AAA, along with a copy of this Agreement, and if pursuant to Section 7.13(a) one (1) Arbitrator is to be appointed, a request to appoint the Arbitrator. If a party has a counterclaim against the other party, such party shall furnish the party with whom it has the dispute a notice of such claim as provided in the Rules (a "NOTICE OF COUNTERCLAIM") within ten (10) days of receipt of the Arbitration Notice, which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Notice of Counterclaim shall be concurrently provided to the AAA. If the claim set forth in the Notice of Counterclaim causes the aggregate amount in dispute to exceed the Arbitration Threshold, the Notice of Counterclaim shall so state. If pursuant to Section 7.13(a) three (3) Arbitrators are to be appointed, within fifteen (15) days after receipt of the Arbitration Notice or the Notice of Counterclaim as applicable, each party shall select one person to act as Arbitrator and the two (2) selected shall select a third arbitrator within ten
(10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such time, the third arbitrator shall be selected by the AAA. Each arbitrator shall be a practicing attorney or a retired or former judge with at least twenty (20) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

        (c) Once an Arbitrator is assigned to hear the matter, the Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

        (d) At the pre-hearing conference, the Arbitrator shall have the discretion to order, to the extent the Arbitrator deems relevant and appropriate, that each party may (i) serve a maximum of one set of no more than twenty (20) requests for production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of five (5) witnesses. All objections to discovery are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The responses to the document demand, the documents to be produced thereunder, and the responses to the interrogatories shall be delivered to the propounding party thirty (30) days after receipt by the responding party of such document demand or interrogatory. Each deposition shall be taken on reasonable notice to the deponent, and must be concluded within eight (8) hours and all depositions must be taken within forty-five (45) days following the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrator.

        (e) The parties must file briefs with the Arbitrator at least three (3) days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrator of the arrangement in advance of the hearing, and must pay for the cost incurred.

        (f) Any arbitration can be consolidated with one or more arbitrations involving other parties, which arise under agreement(s) between the Buyer and such other parties, if more than one such arbitration is commenced and any party thereto contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the Arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that Arbitrator.

        (g) The Arbitrator's award shall be in writing, signed by the Arbitrator and shall contain a concise statement regarding the reasons for the disposition of any claim.

        (h) To the extent permissible under applicable law, the award of the Arbitrator shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

        7.14              Submission to Jurisdiction.

        All actions or proceedings arising in connection with this Agreement for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 7.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        7.15              Attorneys' Fees.

        If Buyer or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Company or any of its Affiliates, successors or assigns or any Stockholder, or if the Company or any of its Affiliates, successors or assigns or any Stockholder brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Buyer or any of its Affiliates, successors or assigns, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "ACTION"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any

Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

        For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

        For purposes of this paragraph, "PREVAILING PARTY" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no PREVAILING PARTY.

        7.16              Enforcement of the Agreement.

        The Company, the Stockholders and Buyer acknowledge that irreparable damage would occur if any of the obligations of the Company and the Stockholders under this Agreement were not performed in accordance with their specific terms or were otherwise breached. Buyer will be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or the Stockholders and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which Buyer is entitled at law or in equity.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

PROFITSOURCE CORPORATION

"BUYER"

By:      ___________________________________
Name:    ___________________________________
Title:   ___________________________________

FFR HOLDING CO., INC.

"COMPANY"

By:      ___________________________________
Name:    ___________________________________
Title:   ___________________________________

____________________________________________
GEORGE W. IMHOFF,
executing and delivering this Stock Purchase Agreement (i ) in his capacity as Stockholder Representative, (ii) in his individual capacity as a Stockholder, and (iii) as attorney in fact for the Stockholders whose signatures lines are marked with an asterisk below


____________________________________________
ERIK R. WATTS


____________________________________________
WALTER C. DUEMER


____________________________________________
JOAN HARRIET. DUEMER


WALTER C. DUEMER AND JOAN HARRIET DUEMER,
TRUSTEES UNDER TRUST AGREEMENT DATED JANUARY 10,1994
(WALTER C. DUEMER AND JOAN HARRIET DUEMER SETTLORS)

____________________________________________
BY:_________________________________________
ITS:________________________________________


JOAN HARRIET DUEMER, TRUSTEE
UNDER THE TRUST AGREEMENT DATED JANUARY 10, 1994
(WALTER C. DUEMER SETTLOR)

____________________________________________
BY:_________________________________________
ITS:________________________________________

COMMUNITY TRUST COMPANY, SUCCESSOR IN INTEREST TO
PENNSYLVANIA FIDUCIARY AND ESTATE SERVICES, INC.,
CUSTODIAN FOR JOAN H. DUEMER SPOUSAL ROTH IRA

____________________________________________
BY:_________________________________________
ITS:________________________________________


COMMUNITY TRUST COMPANY, SUCCESSOR IN INTEREST TO
PENNSYLVANIA FIDUCIARY AND ESTATE SERVICES, INC.,
CUSTODIAN FOR WALTER C. DUEMER ROTH IRA

____________________________________________
BY:_________________________________________
ITS:________________________________________



____________________________________________
DAVID P. AKERS

____________________________________________
HARVEY ALTHOLTZ

FFR FINANCIAL & INSURANCE SERVICES, L.L.C.

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
LEMUEL M. BARGERON

____________________________________________
DANA E. BERNARD

____________________________________________
RICHARD S. BERNSTEIN

____________________________________________
NORMAN BEVAN

____________________________________________

____________________________________________
DAVID M. BREEDLOVE, SR.

WESTPORT MANAGEMENT SERVICES, INC.

____________________________________________
BY:_________________________________________
ITS:________________________________________


THE LEE M. BOWER REVOCABLE TRUST DTD 9/24/93,
LEE M. BROWER, TRUSTEE

____________________________________________
BY:_________________________________________
ITS:________________________________________


____________________________________________
THOMAS J. BROWN

____________________________________________
STEVEN J. BURMEISTER

____________________________________________
WILLIAM J. CHRISTIE

____________________________________________
ALAN D. COHEN

____________________________________________
RICHARD L. COLE

____________________________________________
MICHAEL P. CORADO

____________________________________________
WILLIAM P. CORRY

____________________________________________
J. DAVID CRAIG

____________________________________________
DENNIS C. CRAWFORD

____________________________________________
MICHAEL A. DICKTER

____________________________________________
GAIL DICKTER

____________________________________________
GERALD L. DILORENZO

____________________________________________
WILLIAM J. DUNGAN, JR.

____________________________________________
JAMES DYER

____________________________________________
GERALD F. EASTMAN

EISENBERG FINANCIAL GROUP, INC.

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
GLENN M. EISENBERG

____________________________________________
ROGER N. ENNIS

____________________________________________
JEFFREY W. EVANS

____________________________________________
SAUL F. FEINGOLD

____________________________________________
CHARLES J. FELDMAN

FREMAR CORPORATION

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
WILLIAM FERGUSSON

____________________________________________
TIMOTHY FOSTER

____________________________________________
ROBERT A. FRISCH

____________________________________________
RAO K. GARUDA

____________________________________________
TODD GIVENS

____________________________________________
SCOTT GIVENS

____________________________________________
MARK S. GOODMAN

____________________________________________
JOHN GOOTT

THE CAPITAL CREATION COMPANY

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
RANDI K. GOTTLIEB

____________________________________________
L. CLARK GOULD

____________________________________________
MICHAEL P. HANLEY

MICHAEL P. HANLEY, TRUSTEE UNDER THE MICHAEL P.
HANLEY REVOCABLE TRUST

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
SANFORD H. HARMELIN

____________________________________________
DANIEL J. HECHT

A/T OF INGRAM & ASSOC. PROFIT SHARING PLAN

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
PHILLIP C. INGRAM

____________________________________________
DAVID M. ISAACSON

FFR ADVISORY, LLC

____________________________________________
BY:_________________________________________
ITS:_______________________________________

JANE KLUCZKOWSKI FAMILY INVESTMENT CO. LTD.

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
MAL S. KLUGMAN

____________________________________________
JEFF KNOX

THE LIVING TRUST OF DAVID A. KOSSAK
____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
JOHN LANDER

WESTSIDE PARTNERS

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
WILLIAM F. LEISMAN, III

____________________________________________
RICHARD H. LINSDAY

ROBERT R. LOFTUS, TRUSTEE OF THE LOFTUS FAMILY
TRUST DTD 10/13/78

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
ROBERT LOFTUS

____________________________________________
RANDALL C. LONG

____________________________________________
WILLIAM J. MANBY

____________________________________________
DOUGLAS W. MCCALLUM

WESTFIELD-FFR PARTNERSHIP

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________

DONALD H. MEHLIG, TRUSTEE OF THE MEHLIG FAMILY
TRUST DATED MAY 9, 1973

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
JAMES P. MENIGHAN

____________________________________________
DAVID F.MICKELSON

____________________________________________
LON MORTON

____________________________________________
BURT MOSS

____________________________________________
RON OWNBEY

PLANNING CONCEPTS INC.

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
ALLAN S. OXMAN

____________________________________________
NORMAN PAPPAS

NORMAN A. PAPPAS, TRUSTEE, NORMAN A. PAPPAS
TRUST AGREEMENT DATED 9/4/74, AS AMENDED

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
A. T. PRICE

____________________________________________
LARRY J. PRIES

RENNER AND FLAUT, INC.

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
RANDALL E. RIGGINS

ROBERTS FAMILY REVOCABLE TRUST DATED
OCTOBER 15, 1996

____________________________________________
BY:_________________________________________
ITS:_______________________________________


TRUSTEE FOR THE J. MICHAEL RONEY TRUST DTD
3-16-89

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
MICHAEL J. RONEY

____________________________________________
JOHN C. ROSANIA

____________________________________________
MARVIN ROTH

ROTHSTEIN FAMILY TRUST,
DATED 2-03-89

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
EMANUEL L. SARRIS, SR.

____________________________________________
KAREN L. SCHMIDT

____________________________________________
HILARY J. SCHNEIDER

____________________________________________
ROBERT C. SCHWARTZ

____________________________________________
KENNETH N. SCOPP

____________________________________________
JOHN SCOTT

____________________________________________
WILLIAM A. SENNO

SENNO FINANCIAL GROUP

____________________________________________
BY:_________________________________________
ITS:_______________________________________


ROBERT C. SHADUR, TRUSTEE SHADUR FAMILY TRUST
7/30/75 AMENDED

____________________________________________
BY:_________________________________________
ITS:_______________________________________

ROBERT C. SHADUR, TRUSTEE OF THE ROBERT SHADUR
LIVING TRUST 7/1/97

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
DONALD W. SIGMUND

____________________________________________
E. BRIAN SINGER

____________________________________________
SIMON SINGER

____________________________________________
GREGORY K. SMITH

____________________________________________
ROBERT E. SOWERWINE

____________________________________________
MANUEL N. STAMATAKIS

____________________________________________
MARVIN TARNOL

MARVIN TARNOL AND LAURIE TARNOL INTER VIVOS
TRUSTEE DATED 8/29/95

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
STEPHEN M. THALER

____________________________________________
MICHAEL D. THAXTON

____________________________________________
GARY L. THORNHILL

TOW FINESTONE AND ASSOCIATES LLC

____________________________________________
BY:_________________________________________

ITS:_______________________________________

____________________________________________
STEPHAN TOW

____________________________________________
BRUCE S. UDELL

____________________________________________
WILLIAM H. VAN PELT, IV

Comet Capital Corp., NV

____________________________________________
BY:_________________________________________
ITS:_______________________________________

1758 PRIMARY PROPERTIES LIMITED PARTNERSHIP

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
MICHAEL C. WEDGE

BERNARD WEINBERG & JANICE WEINBERG, TRUSTEES OF
THE J&B WILSHIRE TRUST #2, DATED OCTOBER 24,
1995

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
JAY M. WEINSTEIN

THE WHITELAW GROUP, INC.

____________________________________________
BY:_________________________________________
ITS:_______________________________________

____________________________________________
L. BLAIR WHITING

____________________________________________
RICHARD J. WILCOX

WILLCOX, GOOTT & PARTNERS

____________________________________________
BY:_________________________________________
ITS:_______________________________________


____________________________________________
HOWARD WINITSKY

____________________________________________
MICHAEL WINSTON

                                  SCHEDULE 1.3

                                 PURCHASE PRICE

        (a)    Aggregate Purchase Price.

               (i) An aggregate of One Hundred and Twenty Two Thousand Thirty Five Dollars and 99/100 Cents ($122,035.99) (the "CASH PAYMENT").

               (ii) An aggregate of 279,696 shares of Series A Common Stock of Buyer (the "SHARES"), certificates for which will be retained by Buyer pending release pursuant to Section 1.4.



        (b)    Consideration per Stockholder.


                                                 Shares Outstanding Immediately
                                                        After Closing                                Purchase Price
                                          --------------------------------------------       -------------------------------
                       Seller Shares      Series A
    Name of             Owned and to      Preferred                                              Cash           Common Stock
    holder            be sold to Buyer      Stock           Q Shares          E Shares       Consideration      Consideration
    ------            ----------------      -----           --------          --------       -------------      -------------
David  P. Akers               10            1,000                0                0               14.64             0

Harvey Altholtz               32            3,181                0                0               11.85             1

FFR Financial                 27            2,697                0                0                4.53             1
& Insurance
Services,
L.L.C

Lemuel M.                      1               61                0                0                1.47             0
Bargeron

Dana E. Bernard               53            5,283                0                0                7.60             2

Richard S.                    21            2,068                0                0               30.74             0
Bernstein

Norman Bevan                 939           93,887                0                0               44.76            38

David M.                      31            3,018                0                0               10.39             1
Breedlove

Westport                      10            1,000                0                0               14.64             0
Management
Services, Inc.

Leslie M.                      0            1,000                0                0                0                0
Brower

Lee M. Brower                  0              295                0                0                0                0

                                                 Shares Outstanding Immediately
                                                        After Closing                                Purchase Price
                                          --------------------------------------------       -------------------------------
                       Seller Shares      Series A
    Name of             Owned and to      Preferred                                              Cash           Common Stock
    holder            be sold to Buyer      Stock           Q Shares          E Shares       Consideration      Consideration
    ------            ----------------      -----           --------          --------       -------------      -------------
The Lee M.                    26            1,215                0                0               38.06             0
Bower
revocable
trust dtd.
9/24/93, Lee
M. Brower,
trustee

Thomas J. Brown              278           27,784                0                0               22.02            11

Stephen J.                    33            3,287                0                0               13.31             1
Burmeister

William J.                    10            1,000                0                0               14.64             0
Christie

Alan D. Cohen                 10            1,000                0                0               14.64             0

Richard L. Cole               11            1,018                0                0               16.10             0

Michael P.                    11            1,079                0                0               16.10             0
Corado

William P.                     8              723                0                0               11.71             0
Corry

J. David Craig               144           14,363                0                0               35.82             5

Dennis C.                      2              181                0                0                2.93             0
Crawford

Michael A.                   107           10,649                0                0               16.66             4
Dickter & Gail
Dickter

Gerald L.                     14            1,400                0                0               20.50             0
DiLorenzo

Walter C.                  2,263          226,204                0                0               58.20            93
Duemer and
Joan Harriet
Duemer,
trustees under
Trust
Agreement dtd
1/10/94
(Walter C.
Deumer and
Joan Harriet
Duemer,
settlors)

Pennsylvania             666,666                0          666,666                0           11,834.66        27,549
Fiduciary and
Estate
Services, Inc.
Custodian for
Joan H.
Duemer,
spousal Roth
IRA

Joan Harriet             928,716                0          928,716                0           16,480.76        38,378
Duemer,
trustee under
Trust
Agreement
dated January
10, 1994
(Walter C.
Duemer,
settlor)

Pennsylvania             666,666                0          666,666                0           11,834.66        27,549
Fiduciary and
Estate
Services, Inc.
Custodian for
Walter C.
Duemer Roth IRA

William J.                     6              531                0                0                8.79             0
Dungan, Jr.*

                                                 Shares Outstanding Immediately
                                                        After Closing                                Purchase Price
                                          --------------------------------------------       -------------------------------
                       Seller Shares      Series A
    Name of             Owned and to      Preferred                                              Cash           Common Stock
    holder            be sold to Buyer      Stock           Q Shares          E Shares       Consideration      Consideration
    ------            ----------------      -----           --------          --------       -------------      -------------
James Dyer                    10            1,000                0                0               14.64             0

Gerald F.                     25            2,453                0                0                1.60             1
Eastman

Eisenberg                     20            2,000                0                0               29.28             0
Financial
Group, Inc.

Glenn M.                      97            9,666                0                0                2.02             4
Eisenberg

Roger N. Ennis               115           11,426                0                0               28.37             4

Jeffrey W.                    52            5,103                0                0                6.13             2
Evans

Saul F.                       25            2,437                0                0                1.60             1
Feingold

Charles J.                    12            1,101                0                0               17.57             0
Feldman*

Fremar                        11            1,091                0                0               16.10             0
Corporation

William                        2              200                0                0                2.93             0
Fergusson

Timothy Foster                16            1,570                0                0               23.42             0

Robert A.                     90            9,008                0                0               26.77             3
Frisch

Rao K. Garuda                 95            9,441                0                0               34.08             3

Scott and Todd                 4              367                0                0                5.86             0
Givens

Warren                         4              361                0                0                5.86             0
Financial Group

Mark S. Goodman               20            1,903                0                0               29.28             0

John Goott                    21            2,089                0                0               30.74             0

The Capital                  147           14,667                0                0                5.22             6
Creation
Company

Randi K.                      72            7,104                0                0               35.42             2
Gottlieb

L. Clark Gould                42            4,151                0                0               26.49             1

Michael P.                    57            5,679                0                0                7.73             3
Hanley

                                                 Shares Outstanding Immediately
                                                        After Closing                                 Purchase Price
                                          --------------------------------------------        -------------------------------
                       Seller Shares      Series A
    Name of             Owned and to      Preferred                                               Cash           Common Stock
    holder            be sold to Buyer      Stock           Q Shares          E Shares        Consideration      Consideration
    ------            ----------------      -----           --------          --------        -------------      -------------
Michael P.                    20            2,000                0                0                0                0
Hanley, an
Unmarried Man

Michael P.                   100            9,968                0                0                6.40             4
Hanley,
trustee Under
The Michael P.
Hanley
Revocable
Trust dtd.
9/19/91

Sanford H                     77            7,678                0                0                7.73             3
Harmelin

Daniel J. Hecht               61            6,073                0                0               19.31             2

George W               2,233,105          223,087         2230,874                0           39,600.33        92,281
Imhoff, III

A/T of Ingram                 14            1,400                0                0               17.71             0
& Assoc.
Profit Sharing
Plan

Phillip C.                    36            3,600                0                0               20.50             1
Ingram

David M.                      11            1,016                0                0               16.10             0
Isaacson

FFR Advisory,                112           10,965                0                0               93.98             2
LLC

Jane                          13            1,282                0                0               19.03             0
Kluczkowski
Family
Investment Co.
Ltd.

Mal S.                        31            3,018                0                0               10.39             1
Klugman, a
single man

Jeff Knox*                     1               18                0                0                1.47             0

The Living                    17            1,661                0                0               24.89             0
Trust of David
A. Kossak

John S. Lander*              155           15,485                0                0               16.93             6

Westside                      10            1,000                0                0               14.64             0
Partners*

William Leisman               25            2,426                0                0                1.60             1

Richard H.                    31            3,049                0                0               10.39             1
Linsday

Robert R.                     20            2,000                0                0               29.28             0
Loftus,
trustee of the
Loftus family
trust dated
10/13/78

Robert Loftus                  5              467                0                0                7.32             0

Randall C. Long               44            4,334                0                0               29.42             1

                                                 Shares Outstanding Immediately
                                                        After Closing                                Purchase Price
                                          --------------------------------------------       -------------------------------
                       Seller Shares      Series A
    Name of             Owned and to      Preferred                                              Cash           Common Stock
    holder            be sold to Buyer      Stock           Q Shares          E Shares       Consideration      Consideration
    ------            ----------------      -----           --------          --------       -------------      -------------
William J.                    82            8,186                0                0               15.05             3
Manby

Regina                         0              800                0                0                0                0
Marks-Lee

Douglas W.                    28            2,757                0                0                6.00             1
McCallum

Westfield-FFR                 11            1,082                0                0               16.10             0
Partnership

Donald H.                      8              758                0                0               11.71             0
Mehlig,
Trustee of the
Mehlig Family
Trust dated
May 9, 1973

James P.                     117           11,605                0                0               31.29             4
Menighan

David F.                      26            2,555                0                0                3.07             1
Mickelson

Lon Morton                   172           17,128                0                0                6.82             7

Burt Moss                      5              430                0                0                7.32             0

Ron Ownbey                     4              344                0                0                5.86             0

Planning                      22            2,128                0                0               32.21             0
Concepts Inc.

Allan S. Oxman               169           16,844                0                0               37.43             6

Norman A.                     45            6,946                0                0               30.89             1
Pappas,
Trustee,
Norman A.
Pappas Trust
Agreement dtd
9/4/74, as
amended

Norman Pappas                 25                0                0                0                1.60             1

A. T. Price*                  18            1,710                0                0               26.35             0

Larry J. Pries                10              925                0                0               14.64             0

Renner and                     6              512                0                0                8.79             0
Flaut, Inc.

Randal E.                    124           12,319                0                0                6.55             5
Riggins

Roberts Family               311           31,064                0                0               35.32            12
Revocable
Trust, dated
October 15,
1996

J. Michael                    55            5,499                0                0               10.52             2
Roney

                                                 Shares Outstanding Immediately
                                                        After Closing                                Purchase Price
                                          --------------------------------------------       -------------------------------
                       Seller Shares      Series A
    Name of             Owned and to      Preferred                                              Cash           Common Stock
    holder            be sold to Buyer      Stock           Q Shares          E Shares       Consideration      Consideration
    ------            ----------------      -----           --------          --------       -------------      -------------
Trustee for                   85            8,456                0                0               19.45             3
the J. Michael
Roney Trust
dtd 3/16/89

John C. Rosania               12            1,155                0                0               17.57             0

Marvin Roth                  111           11,038                0                0               22.51             4

Rothstein                     61            6,086                0                0               19.31             2
Family Trust,
dtd 2/03/89

Emanuel L.                   182           18,183                0                0               21.47             7
Sarris, Sr

Karen L.                      15            1,472                0                0               21.97             0
Schmidt

Hilary J.                     31            3,002                0                0               10.39             1
Schneider

Robert C.                     67            6,633                0                0               28.10             2
Schwartz

Kenneth N.                    24            2,320                0                0               35.14             0
Scopp

John Scott                     3              279                0                0                4.39             0

William A.                   101           10,003                0                0                7.87             4
Senno

Senno                        114           11,370                0                0               26.90             4
Financial Group

Robert C.                    125           12,446                0                0                8.01             5
Shadur,
Trustee Shadur
Family Trust
7/30/75 amended

Robert C.                     86            8,513                0                0               20.91             3
Shadur,
Trustee of the
Robert Shadur
Living Trust
7/1/97

S. James                     180           17,987                0                0               18.53             7
Showalter III

Donald W.                     12            1,167                0                0               17.57             0
Sigmund

E. Brian                       0              697                0                0                0                0
Singer

Simon Singer                  71            7,022                0                0               33.95             2

Gregory K.                    33            3,292                0                0               13.31             1
Smith

Robert E.                     16            1,575                0                0               23.42             0
Sowerwine*

                                                 Shares Outstanding Immediately
                                                        After Closing                                Purchase Price
                                          --------------------------------------------       -------------------------------
                       Seller Shares      Series A
    Name of             Owned and to      Preferred                                              Cash           Common Stock
    holder            be sold to Buyer      Stock           Q Shares          E Shares       Consideration      Consideration
    ------            ----------------      -----           --------          --------       -------------      -------------
Manuel N.                    975           97,451                0                0               27.47            40
Stamatakis*

Marvin Tarnol                 16            1,575                0                0               23.42             0

Marvin Tarnol                  4              316                0                0                5.86             0
& Laurie
Tarnol Inter
Vivos trustee
dtd 8/29/95

Stephen M.                    32            3,147                0                0               11.85             1
Thaler*

Michael D.                     9              868                0                0               13.18             0
Thaxton

Gary L.                       49            4,808                0                0                1.74             2
Thornhill

Tow Finestone                  4              339                0                0                5.86             0
and Associates
LLC

Stephan Tow                  112           11,164                0                0               23.98             4

Bruce S. Udell                69            6,822                0                0               31.02             2

William H. Van                19            1,815                0                0               27.82             0
Pelt, IV

Erik R. Watts          2,263,857          180,824         2262,048                0           40,138.60        93,552

Comet Capital                423           42,263                0                0               24.31            17
Corp., NV

1758 Primary                  32            3,117                0                0               11.85             1
Properties
Limited
Partnership

Michael C.                    73            7,220                0                0                1.87             3
Wedge

Bernard                      150           14,959                0                0                9.61             6
Weinberg &
Janice
Weinberg,
Trustees of
the J&B
Wilshire Trust
#2, dated
October 24,
1995

Jay M.                        27            2,619                0                0                4.53             1
Weinstein

The Whitelaw                  39            3,815                0                0               22.10             1
Group, Inc.*

L. Blair                     183           18,230                0                0               22.92             7
Whiting

Richard J.                    77            7,699                0                0                7.73             3
Wilcox

Willcox, Goott                10            1,000                0                0               14.64             0
& Partners

                                                 Shares Outstanding Immediately
                                                        After Closing                                Purchase Price
                                          --------------------------------------------       -------------------------------
                       Seller Shares      Series A
    Name of             Owned and to      Preferred                                              Cash           Common Stock
    holder            be sold to Buyer      Stock           Q Shares          E Shares       Consideration      Consideration
    ------            ----------------      -----           --------          --------       -------------      -------------
Howard                         0            2,000                0                0                0                0
Winitsky and
Associates,
Inc.

Howard Winitsky               79            5,160                0                0               45.66             2

Michael                        2              127                0                0                2.93             0
WINSTON*

* Did not sell their common stock to ProfitSource Corporation.